UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Schlumberger Limited (Schlumberger N.V.)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Schlumberger Limited

153 East 53rd Street, 57th Floor

New York, New York 10022-4624

42, rue Saint-Dominique

75007 Paris, France

Parkstraat 83

2514 JG The Hague

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held April 13, 2005

March     , 2005

The Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Curaçao Marriott Beach Resort, Piscadera Bay, Willemstad, Curaçao, Netherlands Antilles, on Wednesday, April 13, 2005 at 10:30 in the morning (Curaçao time), for the following purposes:

1.	To elect 12 directors.

2.	To report on the course of business during the year ended December 31, 2004, to adopt and approve the Company’s Consolidated Balance Sheet as at December 31, 2004, its Consolidated Statement of Income for the year ended December 31, 2004, and the declaration of dividends by the Board of Directors as reflected in the Company’s 2004 Annual Report to Stockholders.

3.	To adopt amendments to the Articles of Incorporation of the Company.

4.	To approve the adoption of the Schlumberger 2005 Stock Option Plan.

5.	To approve the adoption of an amendment to the Schlumberger Discounted Stock Purchase Plan.

6.	To approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of the Company for 2005.

Action will also be taken upon such other matters as may come properly before the meeting.

The close of business on March 2, 2005 has been fixed as the record date for the meeting. All holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

By order of the Board of Directors,

Ellen Summer
Secretary

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card included by your broker. Brokers cannot vote for items 3, 4 and 5 without your instructions.

PROXY STATEMENT

March     , 2005

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at the 2005 Annual General Meeting of Stockholders. The approximate mailing date of this proxy statement is March 15, 2005. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information.

The Schlumberger 2004 Annual Report to Stockholders will be included in this package as a separate document. The Company’s Consolidated Balance Sheet as at December 31, 2004, its Consolidated Statement of Income for the year ended December 31, 2004 and the supplemental financial information with respect to dividends included in the Annual Report are incorporated by reference as part of this proxy soliciting material.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $10,500 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

Proxies and Voting Procedures

Each stockholder of record at the close of business on March 2, 2005 is entitled to one vote for each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of EquiServe Trust Company, N.A. (“EquiServe”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are considered beneficial owners. On March 2, 2005, there were                      outstanding shares of common stock of Schlumberger, excluding                      shares held in treasury.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in the Netherlands Antilles and, as provided by Netherlands Antilles law, meetings of stockholders are held in the Netherlands Antilles. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Fifty percent of the outstanding shares, exclusive of shares held in treasury, must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting. Abstentions and broker non-votes are counted for determining the presence of a quorum. Broker non-votes occur when brokers who hold their customer’s shares submit proxies and vote on “routine” items, which include election of directors and Items 2 and 6. Brokers cannot vote on Items 3, 4 and 5 without instructions from the beneficial owners. If a quorum is not present at the meeting, the Board may call a second General Meeting at which the quorum requirement will not apply.

Stockholders with shares registered in their names with EquiServe and participants who hold shares in the Schlumberger Discounted Stock Purchase Plan (“DSPP”) may authorize a proxy by:

•	The internet at the following internet address: http://www.eproxyvote.com/slb;
•	Telephonically in the United States by calling toll-free 1-877-779-8683 or outside the United States by calling collect on a touch tone phone, 201-536-8073; or
•	Completing and mailing the enclosed proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on April 12, 2004. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in a program that also permits beneficial stockholders to direct their vote by the internet or telephone. If shares are held in an account at a bank or brokerage firm that participates in such a program, beneficial stockholders may direct the vote of these shares by the internet or telephone by following the instructions on the voting form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

1. Election of Directors

It is intended to fix the number of directors at 12 and to elect a Board of Directors of 12 members, each to hold office until the next Annual General Meeting of Stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees, except Michael E. Marks and Rana Talwar, is now a director and was previously elected by the stockholders. Unless instructed otherwise, the proxies will be voted for the election of the 12 nominees named below. If any nominee is unable or unwilling to serve, proxies may be voted for another person designated by the Board of Directors. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

A majority of the votes cast is required to elect each of the nominees for director.

The Board of Directors Recommends a Vote FOR All Nominees.

The Board of Directors’ nominees for election to the Board, together with information furnished by them with respect to their business experience, and other information regarding them, are set forth below:

Nominee, Age and Five-Year Business Experience	Director Since

JOHN DEUTCH, 66; Institute Professor, Massachusetts Institute of Technology, Cambridge, Massachusetts. (1)	1997 1987- 1993

JAMIE S. GORELICK, 54; Partner, Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm, since July 2003, Vice Chair of Fannie Mae, financing of U.S. home mortgages, from May 1997 to July 2003, Washington, D.C. (2)	2002

ANDREW GOULD, 58; Chairman and Chief Executive Officer since February 2003, President and Chief Operating Officer, March 2002 to February 2003, Executive Vice President Oilfield Services from January 1999 to March 2002. (3)	2002

TONY ISAAC, 63; Chief Executive, The BOC Group plc, an international group with four business segments consisting of Gases and Related Products, Vacuum Technology, Supply Chain Solutions and Healthcare, since September 1999, Surrey, U.K. (4)	2003

ADRIAN LAJOUS, 61; Senior Energy Advisor, McKinsey & Company, Houston, Texas, and President of Petrométrica, an energy consulting company, Mexico City, since January 2001; Special Advisor to the President of Mexico (international oil matters), January 2000 to November 2000; Director and CEO, Pemex, Mexico’s national oil company, from 1995 to 1999. (5)	2002

ANDRE LEVY-LANG, 67; Independent Investor since November 1999; Chairman of the Executive Board of Paribas, an international banking group, May 1998 to August 1999, Paris. (6)	1992

MICHAEL E. MARKS, 54; Chief Executive Officer of Flextronics, an electronics manufacturing services company, since January 1994; Chairman of the Board from July 1993 to January 2003; Singapore. (7)	—

Nominee, Age and Five-Year Business Experience	Director Since

DIDIER PRIMAT, 60; President, Primwest Holding N.V., an investment management company, Curaçao, N.A. (8)	1988

TORE I. SANDVOLD, 57; Chairman, Sandvold Energy AS, an advisory company in the energy business, since September 2002, Chairman of the Board of Petoro AS, a Norwegian state-owned oil company, from May 2001 to September 2002, Director General, Norwegian Ministry of Oil & Energy from 1990 to May 2001, Oslo, Norway. (9)	2004

NICOLAS SEYDOUX, 65; Chairman, Gaumont, a French filmmaking enterprise, Paris. (8) (10)	1982

LINDA GILLESPIE STUNTZ, 50; Partner, Stuntz, Davis & Staffier P.C., a law firm, Washington, D. C. (11)	1993

RANA TALWAR, 56; Chairman, Sabre Capital Worldwide Inc., Tortola, BVI, a private equity and management firm focused on investing in financial institutions in emerging markets with an emphasis on Asia, since December 2002; Group Chief Executive, Standard Chartered PLC, a global bank in London, from June 1997 to December 2001. (12)	—

(1)	Mr. Deutch is a director of Citigroup, a banking and insurance organization, where he serves on its Audit, Public Affairs and Governance and Nominating Committees; Cummins Inc., a manufacturer of diesel engines and components, where he serves on its Technology, Finance and Governance and Nominating Committees; and Raytheon Corporation, a defense technology company, where he serves on its Governance and Nominating and Public Affairs Committees. Mr. Deutch’s adult son, Paul Deutch, is employed by a unit of Schlumberger. The employment of Mr. Deutch’s son was not influenced by John Deutch’s position as a director of the Company.

(2)	Ms. Gorelick is a director of United Technologies Corporation, a provider of high technology products and services, where she serves on its Audit, Finance and Public Issues Review Committees and serves on the boards of the John D. and Catherine T. MacArthur Foundation and the Carnegie Endowment for International Peace. She is a member of the Council on Foreign Relations.

(3)	Mr. Gould is a director of Rio Tinto plc and Rio Tinto Limited, a mineral resources group, and is a member of its Audit and Remuneration Committees.

(4)	Mr. Isaac is a director of International Power plc and is Chairman of its Audit Committee and serves on its Remuneration and Appointments Committees.

(5)	Mr. Lajous is Chairman of Oxford Institute for Energy Studies, Oxford, U.K.; Senior Energy Advisor at Morgan Stanley, London; and was a Senior Fellow at the Kennedy School of Government, Harvard University, 2003 – 2004.

(6)	Mr. Lévy-Lang is a director and member of the Compensation Committee of AGF, a French insurance company, a director and member of the Audit and Compensation Committees of SCOR, a French reinsurance company, a director and member of the Nominating Committee of Dexia, a Belgian financial services company, and a director of Paris-Orleans, a holding company for the Rothschild Group of Companies.

(7)	Mr. Marks is a director at SanDisk, a memory products company headquartered in California, and a member of its Compensation and Corporate Governance Committees and a director of KLA Tencor, a semiconductor fabrication equipment company headquartered in California, where he serves on its Compensation and Corporate Governance Committees.

(8)	Mr. Primat and Mr. Seydoux are cousins.

(9)	Mr. Sandvold is a director of Teekay Shipping Corporation, a leading provider of international crude oil and petroleum product transportation services, where he is a member of its Audit Committee, and also serves on the boards of Lambert Energy Advisory Ltd., E.on Rührgas Norge AS, Energy Policy Foundation of Norway Stavanger University and Offshore Northern Seas (ONS).

(10)	Mr. Seydoux is a director of Arte, a Franco-German TV company.

(11)	Mrs. Stuntz is a director of Raytheon Company, a defense technology company, where she is a member of its Audit Committee.

(12)	Mr. Talwar is a director of Pearson PLC, an international media company in London, and a member of its Personnel, Nominating and Treasury Committees; a director of Fortis, an integrated financial services provider in Belgium and the Netherlands, and a member of its Risk and Capital Committees; Chairman of Centurion Bank, India, a director of Moscow Bank for Reconstruction and Development, a member of the Governing Body of the London Business School and the Indian School of Business and a director of the National Society for the Prevention of Cruelty to Children in the U.K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to persons known by the Company to be the beneficial owners of 5% or more of the common stock.

Beneficial Ownership of Common Stock

Name and Address	Number of Shares	Percentage of Class

The following lists the shares of Schlumberger common stock beneficially owned as of January 31, 2005 by all directors and nominees, by each of the named executive officers, and by the directors, director nominees and executive officers as a group. Except as footnoted, each individual has sole voting and investment power over the shares listed by that individual’s name. As of January 31, 2005, no nominee for director owned more than 1% of the outstanding shares of the Company’s common stock, except Mr. Primat who owned 3%. All directors, director nominees and executive officers as a group owned 3.4% of the outstanding shares of the Company at January 31, 2005.

Name	Shares

Dalton Boutte	143,703	(1)
John Deutch	5,600	(2)
Xavier Flinois	16,347
Jamie S. Gorelick	2,400	(3)
Andrew Gould	906,420	(4)
Tony Isaac	0	(5)
Adrian Lajous	3,300	(6)
André Lévy-Lang	7,500
Michael E. Marks	0
Satish Pai	74,963	(7)
Jean-Marc Perraud	167,832	(8)
Didier Primat	17,660,628	(9)
Tore I. Sandvold	2,000
Chakib Sbiti	144,757	(10)
Nicolas Seydoux	239,660	(11)
Linda Gillespie Stuntz	8,800	(12)
Rana Talwar	0
All directors, director nominees and executive officers as a group (24 persons)	20,059,180	(13)

(1)	Includes 137,869 shares which may be acquired by Mr. Boutte within 60 days through the exercise of stock options.

(2)	Includes 600 shares owned by Mr. Deutch’s wife, as to which he disclaims beneficial ownership, and excludes 500 shares which he deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(3)	Excludes 2,500 shares which she deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(4)	Includes 794,540 shares which may be acquired by Mr. Gould within 60 days through the exercise of stock options.

(5)	Excludes 2,500 shares which he deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(6)	Held through a limited liability company in which Mr. Lajous has an indirect interest.

(7)	Includes 71,745 shares which may be exercised by Mr. Pai within 60 days by the exercise of stock options.

(8)	Includes 152,633 shares which may be acquired by Mr. Perraud within 60 days through the exercise of stock options.

(9)	Includes 560,000 shares as to which Mr. Primat shares investment power and 4,499,008 shares held for account of the minor children of Mr. Primat as to which he has joint voting and investment power.

(10)	Includes 139,257 shares which may be acquired by Mr. Sbiti through the exercise of stock options.

(11)	Excludes 15,364 shares owned by Mr. Seydoux’s wife, as to which he has no voting and investment power.

(12)	Includes 3,000 shares as to which Mrs. Stuntz shares voting power and 300 shares owned by a minor child in a trust for which Mrs. Stuntz serves as trustee.

(13)	Includes 1,895,933 shares which may be acquired by executive officers as a group within 60 days through the exercise of stock options and excludes 5,500 shares for which directors deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

Section 16 (a) Beneficial Ownership Reporting Compliance

The Company believes, based upon a review of the forms filed by its officers and directors, that during 2004 all of its officers and directors filed on a timely basis the reports required to be filed under Section 16 (a) of the

Securities Exchange Act of 1934, except that Doug Pferdehirt inadvertently omitted 2,343 shares from his initial Form 3 and inadvertently failed to submit two Form 4’s with respect to 151 shares purchased under a dividend reinvestment plan.

Director Compensation

Directors who are employees of Schlumberger do not receive compensation for serving on the Board or on committees of the Board. Board members who are not employees receive annual fees of $40,000 each, annual stock awards with respect to 2,000 shares of Schlumberger common stock, or units representing the right to receive those shares, and additional annual fees of $10,000 as members of each of the committees on which they serve, except that the Chair of each Committee receives an annual fee of $20,000, rather than the $10,000 annual fee for committee service. In 2004, each non-employee director received 2,000 shares of Schlumberger common stock.

Director Stock Ownership Guidelines

The Board believes that ownership of stock of the Company by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a guideline that, within five years after April 22, 2004 or after joining the Board, each Board member own at least 5,000 shares or restricted stock units.

Board of Directors Meetings and Committees

During 2004, the Board of Directors held four meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Technology Committee. During 2004, the Audit Committee met seven times; the Compensation Committee met five times; the Finance Committee met twice; the Nominating and Governance Committee met three times; and the Technology Committee met twice. All incumbent director nominees attended at least 75% of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served except Didier Primat, who attended 71% of the meetings.

Members of the Committees of the Board of Directors

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Technology Committee
John Deutch			X		X*
Jamie S. Gorelick	X	X
Andrew Gould				X
Tony Isaac	X			X*
Adrian Lajous	X	X	X
André Lévy-Lang	X*		X		X
Didier Primat				X
Tore I. Sandvold				X
Nicolas Seydoux		X	X*
Linda Gillespie Stuntz	X	X*	X

*	Chair

Audit Committee

The Audit Committee is comprised of five independent directors who meet the independence and other requirements of the New York Stock Exchange’s listing standards. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accountant’s qualifications and independence, and the performance of Schlumberger’s internal audit function and of the independent registered public accountants. The Audit Committee recommends for approval by the stockholders a firm of independent registered public accountants whose duty is to examine the Schlumberger consolidated financial statements. The Audit Committee has the sole authority and responsibility to appoint, subject to stockholder approval, compensate and oversee the independent registered public accountants, and to pre-approve all engagements, fees and terms for audit and other services provided by the Company’s independent registered public accountants. The independent registered public accountants are accountable to the Audit Committee. The Board of Directors has determined that Messrs. Isaac and Lévy-Lang, who are independent under applicable New York Stock Exchange listing standards, are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir.

Compensation Committee

The Compensation Committee is comprised of four independent directors who meet the independence requirements of the New York Stock Exchange’s listing standards. The Committee assists the Board in discharging its responsibilities with regard to executive compensation and oversight of the general compensation philosophy of the Company and prepares a report on executive compensation to the Company’s stockholders. It is responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer to the Board meeting in executive session. The Compensation Committee also administers the Company’s stock option plans. The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of five independent directors, who meet the independence requirements of the New York Stock Exchange’s listing standards. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors under criteria approved by the Board. The Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders and may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. The Nominating and Governance Committee is responsible for periodically reviewing director compensation and benefits, reviewing corporate governance trends, and recommending to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate. The Nominating and Governance Committee also recommends directors to serve on and to chair the Board Committees and leads the Board’s appraisal process. The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir.

Finance Committee

The Finance Committee advises the Board and senior management on various matters, including dividends, financial policies and the investment and reinvestment of funds. The Finance Committee periodically reviews the administration of the Schlumberger employee benefit plans and those of its subsidiaries. In addition, the Finance Committee recently revised its charter expressly to include the review of financial risk management, financial aspects of acquisitions submitted to the Board, and the Investor Relations and Stockholder Services of the Company. The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir.

Technology Committee

The Technology Committee advises the Board and senior management on various matters, including the quality and relevance of programs dealing with scientific research, development, information and manufacturing technology, and also advises on research strategy and university relationships. The Technology Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir.

Corporate Governance Matters

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance principles that the Board believes promote the effective functioning of the Board of Directors, its committees and the Company.

Director Independence

The Board of Directors had determined that each director and nominee is independent, as defined for purposes of the New York Stock Exchange’s listing standards, other than Mr. Gould, who is Chairman and Chief Executive Officer of Schlumberger. In making this determination, the Board affirmatively determined that each independent director or nominee had no material relationship with Schlumberger or management, and that none of the express disqualifications contained in the NYSE rules applied to any of them. As contemplated by NYSE rules, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director in making its independence determinations. A relationship falls within the categorical standards if it:

•	Is a type of relationship addressed in Section 303A 2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or
•	Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

None of the independent directors and nominees had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.

Director Nominations

In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from security holders is the same as its process for unsolicited recommendations from other sources. In the case of Mr. Marks and Mr. Talwar, who are being nominated as directors for the first time this year, both were recommended by one of the director search firms retained by the Nominating and Governance Committee. All potential nominees must be considered by the Nominating and Governance Committee before being contacted by other Company directors or officers as possible nominees and before having their names formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by security holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Secretary, Schlumberger Limited, 153 East 53rd Street, 57th Floor, New York, New York 10022-4624 by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Governance Committee also believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity.

Stockholder Communication with Board Members

The Board has established a process for security holders to send communications, other than sales-related communications, to one or more of its members. Any such communication should be sent by letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, Schlumberger Limited, 153 East 53rd Street, 57th Floor, New York, New York 10022-4624. All such communications will be forwarded to the Board member or members specified.

Director Presiding at Executive Sessions

The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting, and at the request of a director. Mr. Nicolas Seydoux, Chair of the Nominating and Governance Committee, presides at these executive sessions of non-management directors.

Director Attendance at Annual General Meeting

The Board’s policy regarding director attendance at the Annual General Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2004, Messrs. Gould and Seydoux attended the Annual General Meeting.

Corporate Governance Guidelines and Code of Ethics

Copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics are available at the Company’s corporate governance website located at www.slb.com/ir.

Audit Committee Report

During 2004, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and the independent registered public accounting firm, PricewaterhouseCoopers LLP, including matters raised by the independent registered public accounting firm pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and the requirements of Public Accounting Oversight Board. However, as of the filing of this preliminary proxy statement, neither the audit of the financial statements nor the audits of internal control over financial reporting are complete and further communication will occur. The Audit Committee will discuss with the Company’s senior management and independent registered public accounting firm the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission. The Audit Committee also will review and discuss such other matters as it deems appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission and the New York Stock Exchange.

The Company’s independent registered public accounting firm provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing review and discussion, and relying on the expected representation of Company management and the expected independent registered public accounting firm’s report to the Audit Committee, the Audit Committee is expected to recommend that the Board of Directors include the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission when the audits by PricewaterhouseCoopers LLP are complete.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Jamie S. Gorelick	André Lévy-Lang, Chair
Tony Isaac	Linda G. Stuntz
Adrian Lajous

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows the compensation paid by the Company and its subsidiaries to the Chief Executive Officer, the next four most highly compensated executive officers as at December 31, 2004, and to one other person who served as an executive officer during the year but who was not an executive officer as of December 31, 2004 (the “named officers”), for the fiscal years ending December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

				Long Term Compensation	All Other Compensation ($) (6)
	Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(4)	Securities Underlying Options (#) (5)

A. Gould Chairman and Chief Executive Officer	2004 2003 2002	1,500,000 1,500,000 966,667	2,100,000 1,125,000 300,000	415,000 300,000 300,000	157,500 108,000 124,700

C. Sbiti (1) Executive Vice President	2004 2003	618,047 559,284	848,269 629,195	90,000 100,000	61,561 49,452

J.-M. Perraud Executive Vice President and Chief Financial Officer	2004 2003 2002	600,000 550,000 430,395	858,000 385,000 84,000	50,000 60,000 50,000	59,100 38,040 30,301

X. Flinois (2) Former Executive Vice President	2004 2003	48,574 520,325	1,165,756 472,195	0 0	0 0

Dalton Boutte (3) Executive Vice President	2004	519,125	555,464	50,000	30,857

Satish Pai (1) Vice President Oilfield Technologies	2004	470,541	448,455	30,000	53,673

1)	Messrs. Sbiti and Pai are paid in Euros.
2)	Mr. Flinois was paid in Pounds Sterling. In connection with the sale of the Sema business, Mr. Flinois left the Company and received a transaction bonus.
3)	Mr. Boutte is paid in Pounds Sterling.
4)	Salary and bonus amounts include cash compensation earned and received and any amounts deferred under the Schlumberger Restoration Savings Plan.
5)	The Company has granted no stock appreciation rights or restricted stock.
6)	The 2004 amounts disclosed in this column include:
(a)	Company contributions to Schlumberger Profit Sharing Plans
(b)	Company contributions to the International Staff Profit Sharing Plan
(c)	Company unfunded credits to the Schlumberger Supplementary Benefit Plan
(d)	Company unfunded matching credits to the Schlumberger Restoration Savings Plan
(e)	Company contributions paid in cash in lieu of credits under the Schlumberger Supplementary Benefit Plan.

	(a)($)	(b)($)	(c)($)	(d) ($)	(e) ($)

Mr. Gould	12,300	N/A	72,600	72,600	N/A
Mr. Sbiti	N/A	61,561	N/A	N/A	N/A
Mr. Perraud	12,300	N/A	23,400	23,400	N/A
Mr. Flinois	N/A	0	N/A	N/A	N/A
Mr. Boutte	6,150	N/A	22,657	N/A	2,050
Mr. Pai	12,300	4,079	16,539	20,755	N/A

The Company’s matching credits under the Schlumberger Restoration Savings Plan are vested one-third at two years of service, two-thirds at three years, fully at four years or upon the earliest of age 60, death or change of control. The amounts accumulated under the Schlumberger

Restoration Savings Plan and the International Staff Profit Sharing Plan will be paid upon the satisfaction of certain conditions on termination or retirement, death, disability or in the case of the Schlumberger Restoration Savings Plan, a change in control.

Stock Option Grants Table

The following table sets forth certain information concerning options granted during 2004 to the named executive officers. Any value realized upon exercise of the options will depend upon the market price of Schlumberger common stock at the time the option is exercised relative to the exercise price of the option.

Option Grants in Last Fiscal Year

	Individual Grants				Grant Date Present Value ($)(3)
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH) (2)	Expiration Date

A. Gould	415,000	14.02	55.90	01/21/14	4,477,850
C. Sbiti	90,000	3.04	65.235	07/21/14	1,143,000
J.-M. Perraud	50,000	1.69	65.235	07/21/14	635,000
X. Flinois	0	—	—	—	—
D. Boutte	50,000	1.69	65.235	07/21/14	635,000
S. Pai	30,000	1.01	65.235	07/21/14	381,000

(1)	The Company has not granted any stock appreciation rights. Options listed above become exercisable in installments of 25% each year following the date of grant. The gain on each option grant is capped at 125% of the exercise price. All outstanding stock options become fully exercisable prior to liquidation or dissolution of the Company or prior to any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation unless such merger, reorganization or consolidation provides for the assumption of such stock options.
(2)	The exercise price of the options is equal to the average of the high and the low per share prices of the common stock on the options’ dates of grant and may be paid in cash or by tendering shares of common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of common stock.
(3)	The following assumptions were used to calculate the grant date present value under the Black-Scholes method:

Assumption	January 21, 2004	July 21, 2004
Expected Life of Option	4.5 years	4.5 years
Risk Free Rate	2.88%	3.73%
Volatility	31.38%	27.75%
Dividend Yield	1.51%	1.54%
Stock Price Appreciation Cap	125%	125%
4-Year Graded Vesting Discount	92.72%	92.72%
(includes 3% Annual Forfeiture Rate)

Stock Option Exercises and

December 31, 2004 Stock Option Value Table

The following table shows certain information concerning options exercised during 2004 by the named executive officers and the number and value of unexercised options at December 31, 2004. Schlumberger has not granted stock appreciation rights. The values of unexercised in-the-money stock options at December 31, 2004 as shown below are presented pursuant to Securities and Exchange Commission rules. Any amount realized upon exercise of stock options will depend upon the market price of Schlumberger common stock at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercises (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-The-Money Options at FY-End ($) (2) Exercisable / Unexercisable

A. Gould	0	—	630,790	915,000	6,762,845	12,942,850
C. Sbiti	17,584	575,085	119,257	208,000	1,480,896	2,542,900
J-M. Perraud	0	—	150,633	143,000	2,557,722	1,424,050
X. Flinois	56,720	711,473	0	0	—	—
D. Boutte	11,870	319,592	127,869	174,000	1,028,780	1,875,750
S. Pai	2,198	61,603	66,745	119,200	605,218	1,217,190

(1)	Market value of stock on date of exercise less exercise price.
(2)	Closing price of stock on December 31, 2004 ($66.95) less exercise price.

Pension Plans

Schlumberger and certain of its subsidiaries maintain pension plans for employees, including executive officers, providing for lifetime pensions upon retirement after a specified number of years of service. Employees may participate in one or more pension plans in the course of their careers with the Company or its subsidiaries, in which case they become entitled to a pension from each plan based upon the benefits accrued during the years of service related to each plan. These plans are funded on an actuarial basis through cash contributions made by the Company or its subsidiaries. Certain plans also permit or require contributions by employees.

Benefits under the international staff pension plans of the Company and certain of its subsidiaries are based on a participant’s admissible compensation (generally, base salary plus incentive) for each year in which the employee participates in the plans and the employee’s length of service with the Company or the subsidiary. Since January 1, 1993, the benefit earned has been 3.2% of admissible compensation for each year of service. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement. Estimated annual benefits from these plans payable upon retirement are: $124,237 for Mr. Gould, $87,183 for Mr. Sbiti, $117,516 for Mr. Flinois, $12,338 for Mr. Perraud, $25,198 for Mr. Pai, and $175,677 for Mr. Boutte, assuming admissible compensation continues at the December 31, 2004 level for Mr. Boutte.

Benefits under the U.S. tax qualified pension plans of the Company and certain of its subsidiaries are based on an employee’s admissible compensation (generally, base salary plus incentive) for each year in which an employee participates in the U.S. plans and the employee’s length of service with the Company or the subsidiary. From January 1, 1989, the benefit earned has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. The Company has adopted a supplementary benefit plan for eligible employees, including executive officers. Amounts under the supplementary plan are accrued under an unfunded arrangement to pay each individual the additional amount which would have been payable under the plans if the amount had not been subject to limitations imposed by law on maximum annual benefit payments and on annual compensation recognized to compute plan benefits. Estimated annual benefits from the plans payable upon retirement (assuming retirement at age 65) are: $4,769 for Mr. Sbiti, $24,739 for Mr. Flinois and $59,986 for Mr. Boutte, and, assuming admissible compensation continues at the December 31, 2004 levels, $542,734 for Mr. Gould, $226,607 for Mr. Perraud, and $449,545 for Mr. Pai.

Corporate Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on Schlumberger common stock, assuming reinvestment of dividends on the last day of the month of payment into common stock of Schlumberger, with the cumulative total return on the published Standard & Poor’s 500 Stock

Index and the cumulative total return on Value Line’s Oilfield Services Industry Group over the preceding five-year period. The following graph is presented pursuant to Securities and Exchange Commission rules. Schlumberger believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Schlumberger executive compensation program is based on financial and strategic results and the other factors set forth and discussed in the Compensation Committee Report beginning on page 14.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG SCHLUMBERGER LIMITED, S&P 500 INDEX AND VALUE LINE’S OILFIELD

SERVICES INDUSTRY INDEX

Assumes $100 invested on December 31, 1999 in Schlumberger Limited stock, in the S&P 500 Index and in Value Line’s Oilfield Services Industry Index. Reflects reinvestment of dividends on the last day of the month of payment and annual reweighting of the Industry Peer Index portfolio.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role of Compensation Committee

The Compensation Committee is comprised of four directors who meet the independence requirements of the New York Stock Exchange’s listing standards.

The purpose of the Committee is to assist the Board in carrying out its responsibilities with regard to executive compensation, overseeing the compensation philosophy of Schlumberger, serving as the Stock Option Committee under Schlumberger’s stock option plans, and reporting on executive compensation to the Company’s stockholders. With regard to CEO compensation, the Committee reviews and approves annual objectives, evaluates performance and recommends compensation to the independent members of the Board. The Committee reviews the compensation and benefits of Schlumberger’s executive officers and administers and makes awards under the Company’s stock option plans.

The Committee has retained the consulting firm that previously advised management on subjects relating to executive compensation. Management is not working with this firm on any assignments other than topics of interest to the Committee. The consultants will report to and act at the direction of the Compensation Committee.

Philosophy of Compensation Principles

The Company’s compensation philosophy is to provide programs that maintain the short- and long-term motivation of our employees, insuring that cash compensation is directly related to performance through financial and non-financial objectives. The Company manages this through an annual objectives-setting process and review, which extends globally through the entire exempt population. The Company’s long-term compensation (stock options) is tied to stockholder interests through plan design. Additionally, the Company maintains a stock purchase plan designed to allow all employees, where permitted by local law, to own equity in the Company.

Compensation programs have consistently been the same design for all exempt employees, from entry through executive levels. The proportion of an employee’s total compensation that varies based on individual and Company performance is related to the job’s position in the management ladder. The higher the job level, the higher the percent of variable pay in the mix of total compensation.

Prior to the adoption of FAS 123 in the third quarter of 2003, the Company undertook an extensive study of equity vehicles to identify which designs would best satisfy Schlumberger’s objectives. The Committee determined that stock option and stock purchase plans are appropriate vehicles for Schlumberger to:

•	maintain good governance practices;
•	encourage motivation of short-and long-term performance; and
•	align plan benefits with stockholder interests.

At the end of the process, the Compensation Committee approved modifications to certain stock option provisions and to the stock purchase plan to minimize expenses associated with the adoption of FAS 123 while maintaining the benefits listed above. The stock option component was modified to include a cap on new option grants that limits the potential gain on stock appreciation to 125% of the price on the date of grant. The stock purchase plan modifications include a reduction in the discount from 15% to 7.5% and a reduction in the purchase period from 12 to 6 months.

In January 2005, the Committee recommended and the Board approved a new stock option plan for 9,000,000 shares so the Company can continue the program. The Committee also recommended and the Board approved an amendment to the stock purchase plan to make 6,000,000 additional shares available for purchase. Both plans are being submitted to the stockholders for approval in April 2005.

The same basic concepts of the compensation program apply to all exempt employees globally. There are three components of compensation: base salary, annual performance-based cash incentives and stock options.

Components of Compensation

Base Salary

•	Base salary range midpoints are targeted to be at the median of the comparator markets (as described below)
•	Base salaries are reviewed annually

Annual Performance-Based Cash Incentives.

•	Annual performance-based cash incentives are targeted to be above the median of the comparator market in years of excellent or outstanding performance.
•	In years of less than excellent performance, we expect our total cash compensation to be at or below the median of the comparator market.

Long-Term Incentives (Stock Options)

•	Stock options are awarded annually to retain high value employees and to reward a specific achievement. The use of stock options has long been a vital component of our overall compensation philosophy.
•	Stock options are granted with an exercise price equal to the fair market value on the date of grant; vest 25% annually over four years; and have a ten-year life. The gain on appreciation for all options granted since July 2003 is capped at 125% of the price on the date of grant.
•	Exempt employees are eligible for stock options. Company management conducts a review annually to identify high value employees and those who have made a significant achievement or received a key promotion during the year. Recommending an employee for a stock option grant at Schlumberger is a highly selective and discretionary process. Each grant typically includes fewer than 10% of our exempt population. Nominations are based on performance and results.
•	Option grants are based on performance, potential impact on the Company, support of long-term retention, comparison to the competitive market and internal peer jobs. The Committee approves the size of each general grant and approves by name each recommendation of 5,000 shares or more. The Committee also reviews key statistics of each general grant, including nationality and gender diversity.

In addition to the compensation plans mentioned above, the Committee reviews and approves the design of and Company contributions to the U.S. and International Staff pension and profit sharing plans. In 2004, the Committee approved a change in the U.S. pension plan, which excludes employees hired on or after October 1, 2004 from participating in the plan. The Committee also approved a change in the U.S. profit sharing plan that increases the guaranteed matching contribution rate for employees hired on and after October 1, 2004.

Selection of Market Comparator Companies

The Committee approves the companies used in the executive competitive analysis, which are recommended by the Committee’s outside consultants. In 2005, the Committee approved changes in the peer groups to reflect changes in business as a result of certain divestitures made by the Company.

The 2005 comparator company data are taken from recognized executive compensation surveys and include two peer groups:

•	The first peer group includes 26 companies in the oil services, exploration and production, refining and pipeline industries, including 11 direct competitors in the oilfield services industry, which are part of the Value Line comparator companies. These 26 companies have median revenues and assets similar to Schlumberger.
•	The second peer group includes 89 companies of similarly sized revenues ($5-$25 billion, median revenue $10 billion). However, excluded from this peer group are companies from industry sectors that are least comparable to Schlumberger’s areas of focus and do not have a global presence.

Executive Compensation

The Committee has set January as the time each year that executive compensation will be reviewed, including base salary, annual performance-based cash incentives and stock option awards. Special stock option grants may be awarded for specific achievements and promotions during the quarterly Compensation Committee meetings of the Board.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual to the Company’s Chief Executive Officer or any of the other four most highly compensated executives. The Company’s stock option plans are in compliance with the provisions of

Section 162(m) and are not subject to the $1 million limitation. The Committee continues to believe that the cash compensation payable in excess of this amount for the five named executives will not result in any material loss of tax deduction.

Compensation Elements for Executive Officers

Base Salary

Each executive officer position is compared to similar jobs in industry-specific comparator companies and to the broader group of comparator companies of similar revenue size, as explained above. A base salary increase is awarded according to individual performance against objectives, comparison to internal peer positions, the Company’s relative performance during the year and competitive market movement. A base salary is generally set for a number of years.

Typically the higher the position, the lower the base salary as a percent of total compensation. For employees in higher positions, annual performance-based cash incentives and stock option awards are a larger percent of total compensation and vary according to performance and results.

Each officer’s base salary increase is reviewed and approved by the Committee, and in each case the Committee reviews the competitive market information before approving an increase.

Annual Performance-Based Cash Incentives

At the executive officer level, the annual performance-based cash incentive program is a combination of financial and personal objectives. Award opportunities vary by position and are expressed as a percentage of base salary. One-half of an executive’s incentive is a combination of financial objectives relating to the executive’s business group and the Company’s overall performance, such as EPS. A minimum performance level is set, below which no incentive is paid for this half of the bonus opportunity. For executive officers (and certain other high level management positions), if the financial performance exceeds preset, approved objectives, this half of the award can increase from 100% to up to 200% of the incentive opportunity for this half of the award (increasing the total annual incentive opportunity to 150% of the total award). The second half of the incentive is related to personal objectives that may include market share, acquisitions, divestitures, growth or any relevant business priority. Each executive officer’s performance results and recommended incentive payout are reviewed and approved by the Compensation Committee.

Long-Term Incentives

Stock options are a key element of executive compensation. The size of the grant is based on performance, significant promotion, comparison of competitive market practices for similar-size jobs, as well as total career grants compared with internal peer jobs.

Typically, the variable performance-based portion of compensation, including annual performance-based cash incentives and stock options, comprises more than 60% of an executive officer’s compensation.

Ownership Guidelines (For Executive Officers and other Key Staff Positions)

The Committee and management believe strongly in linking stockholder and executive values, so stock ownership guidelines were established in 2004. The guidelines include ownership requirements for the CEO at 5 times base salary; Executive Vice Presidents at 3 times base salary; Officers at 1.5 times base salary and key staff positions at 1 times base salary. In addition, each executive under the guidelines must hold in shares at least 30% of their gain on the stock option exercise for a period of six months. Those who do not meet the guidelines after the six-month period must continue to hold the shares until the guidelines are met. There is no specified timeline to achieve the guidelines, as many of our executives hold their options for the life of the grant.

The guidelines prohibit our executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect. In addition, those who are subject to the guidelines are prohibited from trading during the Company’s blackout periods.

Personal Benefits for Executive Officers

Schlumberger executives enjoy the same benefits other employees are offered, including medical exams and supplemental plans chosen and paid for by employees who want the additional coverage.

All employees in the US whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit sharing and pension, entitling them to receive larger allocations and make larger contributions than allowed under the qualified plan limits.

Additionally, the value of perquisites Schlumberger provided did not exceed $30,000 for any executive officer in 2004.

Compensation for Named Officers

Base Salary

Mr. Perraud was awarded a base salary increase in 2004. Mr. Pai’s base salary was adjusted when he transferred from the US to the Paris Headquarters, based on conversion from USD to the Euro. Messrs. Perraud and Pai are positioned between the 50th and the 75th percentiles of the comparator market. Messrs. Sbiti and Boutte have not received an increase in base salary since 2003.

In January, when base salary increases are recommended, the Committee reviews competitive data of similar jobs and management’s evaluation of the performance and potential of each executive officer. The Committee approves changes to base salaries.

Annual Performance-Based Cash Incentives

Incentives are paid in February for the prior year’s performance against agreed-to objectives. These objectives include specific goals for the financial performance of the officer’s business group, the overall Company performance and several personal objectives. The financial half of the performance-based cash incentives for Messrs. Sbiti, Boutte and Pai were a combination of financial measures for their groups and EPS for Schlumberger. Their awards are commensurate with the financial performance of their businesses as measured against their goals and the corporate EPS goal, which was exceeded. The second half of their incentive focused on business objectives for Oilfield Services, WesternGeco and the Technologies Group of Oilfield Services, respectively.

Officers who hold staff positions are measured against the Company’s financial goals and their personal objectives. Mr. Perraud’s financial objective was the EPS goal. The second half of his performance-based cash incentive included business and function-related objectives. His award was commensurate with achievement of these goals.

The combination of base salary and performance-based cash incentives places Messrs. Sbiti, Perraud and Boutte in the top quartile of the comparator market. Mr. Pai is between the 50th and 75th percentiles of the comparator market.

Note: Mr. Flinois received a payment of $1,165,756 related to his performance and contribution during the Sema transaction.

Stock Options

Messrs. Sbiti, Perraud, Boutte and Pai were granted capped stock options in 2004 and 2005 with vesting over four years and a ten-year term.

In 2004, these executive officers received more than 60% of their annual compensation in the form of variable components, which include the performance-based cash incentive and the value of their 2004 stock option grant.

Compensation for Chief Executive Officer and Chairman of the Board

Mr. Gould’s base salary was set at $1,500,000 in 2003, when he became CEO of the Company. He did not receive a base salary increase in 2004. In years when the Company’s performance significantly exceeds expectations, Mr. Gould’s incentive opportunity can reach a maximum level of 150% of base salary. Early each year the Compensation Committee approves the objectives the CEO will work toward during the year. In 2004, the financial half of the performance-based incentive was an EPS goal, which was exceeded.

The second half of the annual performance-based cash incentive award reflects the Committee’s evaluation of Mr. Gould’s performance against strategic and business objectives that are presented to and approved by the Committee early in the year. In 2004, Mr. Gould had major objectives to complete the divestitures of non-oilfield services activities and to position the Company’s strategy for the next five years’ development and growth in the current economic and political environment.

Based on Mr. Gould’s overall results in 2004, the Committee recommended and presented to the Board a performance-based cash incentive award of $2,100,000, which places Mr. Gould’s total cash compensation, base salary and annual incentive, between the 50th and the 75th percentiles of the comparator market.

The Committee awarded Mr. Gould a stock option grant of 415,000 shares in January 2004 and 400,000 shares in January 2005. Both grants have a cap on the gain at 125% of the price on the date of grant, a ten-year term and vesting at 25% each year following the date of grant.

Mr. Gould received more than 70% of his 2004 annual compensation from variable compensation components, that include his performance-based cash incentive and the value of his 2004 stock option grant, which places his total compensation between the 50th and the 75th percentiles of the comparator market.

There are no employment agreements for any executive officer.

The Committee has reviewed all compensation components for executive officers, including base salary, annual performance-based cash incentives, stock option grants, profit sharing allocations and individual officer perquisites.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Linda G. Stuntz, Chair	Adrian Lajous
Jamie S. Gorelick	Nicolas Seydoux

2. Financial Statements

Upon completion of the audit procedures to be performed by PricewaterhouseCoopers LLP, the Company’s Consolidated Balance Sheet as at December 31, 2004, its Consolidated Statement of Income for the year ended December 31, 2004, as audited by PricewaterhouseCoopers LLP, and the amount of dividends declared by the Board of Directors during 2004 are submitted to the stockholders pursuant to the Schlumberger Articles of Incorporation.

A majority of the votes cast is required for the adoption and approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the 2004 Annual Report to Stockholders.

The Board of Directors Recommends a Vote FOR Item 2.

3. Adoption of Amendments to the Articles of Incorporation of the Company

Schlumberger has been incorporated in the Netherlands Antilles for over 40 years. The Netherlands Antilles recently adopted a comprehensive revision of its corporation law, the basic elements of which, according to the explanatory notes to the revision, were:

•	to allow formations of legal entities more easily;
•	to allow for the choice of language, currency and capital structure;
•	to allow more flexibility in management structures;
•	to provide for minority stockholder and creditor protection; and
•	to facilitate compatibility with Anglo-American legal systems.

In light of this revision, we are requesting that our stockholders vote in favor of the amendments to our Articles of Incorporation. The proposed amendments can be categorized into two types of changes:

•	amendments required in order to comply with the recent changes in Netherlands Antilles law; and
•	amendments that we are voluntarily adopting in order to (1) take advantage of the flexibility provided by the recent changes in the Netherlands Antilles law, or (2) clarify or update certain provisions of the Articles of Incorporation, which have not been amended since 2001.

The following summary of the principal changes to be effected by the proposed amendments is subject to the specific text of the Articles of Incorporation, as proposed to be amended, set forth as Appendix 1.

Mandatory Amendments

The amendments required by the revised Netherlands Antilles law are as follows:

•	The provision relating to our domicile is being revised to reflect the Island territory within the Netherlands Antilles where we maintain our corporate seat.
•	The provision relating to share capital is being revised to reflect new nomenclature used in the revised Netherlands Antilles law. The terms “authorized,” “issued” and “paid-up” capital are no longer used, and a new term “nominal capital” has been introduced. The term “nominal capital” means the sum of the par values of all of the issued and outstanding shares of capital stock at any time. We are also amending other provisions to maintain the present limit on the Board’s ability to issue common shares, preferred shares, options and warrants. We are not increasing the number of shares of capital stock that the Board may issue from those in effect prior to adoption of the revised Netherlands Antilles law, which remains at 1.5 billion shares of common stock and 200 million shares of preferred stock.
•	The provision requiring that 20% of our “authorized capital” be duly issued and fully paid is being deleted. The revised Netherlands Antilles law no longer recognizes the term “authorized capital.” In addition, the provisions limiting our right to repurchase our capital stock would be revised to eliminate this 20% requirement and to clarify that such repurchases may occur so long as our “equity” (i.e., our net asset value) before and after the repurchase at least equals the nominal capital (i.e., the aggregate par value of our outstanding shares) and one common share remains outstanding. The revised restrictions are similar to provisions contained in the corporation law of many U.S. states.

•	We are adding a provision providing that the initial issuance of shares occurs by deed (i.e., a written instrument) signed by Schlumberger and the party taking the share.
•	We are adding a provision to reflect that Schlumberger cannot issue shares to itself.
•	The provision regarding the contents of our stockholders’ register are being modified to reflect requirements under the revised Netherlands Antilles law, which have become more detailed than as reflected in the current Articles of Incorporation.
•	The provisions relating to the procedures to effect transfers of shares are being revised to reflect new share transfer procedures. If shares are listed on a stock exchange, such transfers may be effected in accordance with the rules, procedure or system applied by the exchange. Accordingly, our common shares, which are listed on the New York Stock Exchange, may be transferred pursuant to normal New York Stock Exchange trading mechanisms. If shares are not so listed, transfers must be made by a deed of transfer (i.e., a written instrument) signed by the transferor and the transferee, which transfer will then need to be acknowledged by or served upon Schlumberger. These changes would also be applicable in the event of a division of joint ownership.
•	The provision relating to suspension and dismissal of directors by the stockholders is being amended to reflect that a suspension terminates under the revised Netherlands Antilles law if the person concerned has not been dismissed by the stockholders within two months after the day of suspension.
•	We are adding a provision to provide that records and other data carriers used in relation to attendance of and voting at general meetings shall be kept during a period of 10 years or for the period required by applicable law.
•	The provisions relating to stockholder meetings would be revised as follows:
•	to provide that the annual general meeting would be held within the maximum period allowed under applicable law (as opposed to within nine months after the end of the preceding fiscal year) (the revised Netherlands Antilles law as it applies to us provides that annual accounts have to be prepared within six months following the end of the preceding fiscal year and presented to stockholders as soon as possible thereafter, subject to a six month extension by the stockholders at a general meeting); and
•	to provide that a special meeting may be called by one or more stockholders representing at least 10% of the votes that can be cast at a special meeting and having a reasonable interest in having such a meeting, provided that they have first asked the Board to convene the meeting and the Board has not acted on such request within 14 days after such request (prior Netherlands Antilles law did not require the reasonable interest standard but did require the stockholders to first go to court to ask to be allowed to convene the meeting).
•	The provision limiting distributions of profits in the event of losses that are not covered by reserves is being deleted, as it no longer reflects the revised Netherlands Antilles law. In its place, we are adding a provision providing that distributions can only occur if our equity at least equals the nominal capital and as a result of the distribution will not fall below the nominal capital. The new provision is similar to provisions contained in the corporation law of many U.S. states.
•	The provisions relating to stockholder action by written consent are being deleted because the revised Netherlands Antilles law only allows such action if all stockholders cast a vote, which is impracticable in the context of a publicly traded company.

Voluntary Amendments

The amendments we are voluntarily proposing to adopt are as follows:

•	The provisions of our Articles of Incorporation relating to seat transfer are being revised to authorize the Board to move our corporate seat, or to convert Schlumberger to a legal entity under the laws of another jurisdiction, as, when and in the manner permitted by the laws of the Netherlands Antilles. The new provision is in addition to the current provisions which allow the Board to move our corporate seat under a specific ordinance.
•	The provision stating that stockholders do not have preemptive rights to acquire shares issued in the future would be revised to clarify that Schlumberger can enter into contractual agreements providing for preferential and preemptive purchase rights with respect to shares of our capital stock and to options, warrants or rights to purchase such shares.

•	We are adding a provision confirming that a right of usufruct or a right of pledge may be vested on the shares in accordance with the revised Netherlands Antilles law, but that Schlumberger is only obligated to recognize the registered stockholder as owner of the shares for all purposes.
•	The provisions relating to our management would be revised:
•	to authorize the Board to appoint directors to fill vacancies on the Board in between annual general meetings and to appoint up to two additional directors between annual general meetings (which appointment would be effective until the next annual general meeting);
•	to clarify the authority of the Board to adopt and amend By-laws setting forth the functions and authority of each of the directors, the division of tasks, the designation and authority of one or more committees of the Board and the way of taking action;
•	to clarify that the Board can limit the management authority of one or more directors; and
•	to clarify that the Chairman, Vice-Chairman and specified officers so authorized by the Board may represent and bind Schlumberger acting alone.
•	The provisions relating to indemnification would be modified to confirm that Schlumberger’s power to indemnify officers, directors and others is subject to any prohibitions required by applicable law.
•	The provisions relating to stockholder meetings would be revised to provide that annual general meetings can be held in Curaçao or anywhere in the Netherlands Antilles as permitted under the revised Netherlands Antilles law (the Articles of Incorporation currently provide that such meetings must be held on Curaçao, Bonaire, St. Eustatius, Saba or the Dutch part of St. Maarten).
•	The provision regarding closing our stock transfer books and setting the record date would be expanded to clarify that it applies for purposes of determining stockholders entitled to receive distributions or allotment of any rights (the Articles of Incorporation currently refer only to the receipt of dividends) or to exercise of rights in respect of any change, conversion or exchange of shares.
•	We would add a provision to provide that shares owned by a legal entity in which we have or may exercise control shall be entitled to vote. The revised Netherlands Antilles law only allows such votes if specifically provided in the Articles of Incorporation. This change will enable us, for example, to continue to vote shares held in a fiduciary capacity.
•	The provision requiring that the annual accounts be prepared within eight months after the end of the fiscal year and submitted to the stockholders for approval would be revised to change the time for preparation of the accounts to the period allowed under applicable law, which is currently six months from the end of the year (subject to an extension of six months by action at a general meeting of stockholders due to special circumstances) as provided under Netherlands Antilles law.
•	We would add a provision to provide that one or more persons holding shares representing at least 90% of our equity can require the remaining stockholders to transfer their shares to such 90% stockholder in accordance with the revised Netherlands Antilles law. This provision is somewhat similar to the “short-form” merger statutes that exist in Delaware and most U.S. states. In order to effect a compulsory share transfer, Schlumberger would have to institute an action in a Netherlands Antilles court and pay the transferring stockholders the value of the shares to be transferred as determined by the judge (based on the advice of one or three experts). A judge can deny a request for a compulsory share transfer if a stockholder would suffer serious material damage through the transfer.
•	The official version of the Articles of Incorporation would be prepared in English rather than Dutch, as it is no longer a requirement of the revised Netherlands Antilles law that the Articles of Incorporation be prepared in Dutch. We believe that the presentation of the Articles of Incorporation in English is more practical given that it is the more commonly used and understood language in the financial markets.

Resolutions Adopting the Proposed Amendments

The following resolutions, which will be presented to the Annual General Meeting of Stockholders, will adopt the proposed amendments to the Articles of Incorporation:

RESOLVED, that the Articles of Incorporation of Schlumberger N.V. be, and they hereby are, adopted to read in their entirety as set forth in Appendix 1 to Schlumberger’s Proxy Statement dated March 15, 2005; and further

RESOLVED, that each lawyer of STvB Advocaten (Curaçao) N.V., Netherlands Antilles counsel to Schlumberger, is authorized to execute and file in the Netherlands Antilles the notarial deed of amendment effectuating such amendments.

Required Vote

The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote is required for the adoption of the foregoing resolutions. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Accordingly, abstentions and broker non-votes will have the same effect as no votes.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the amendments to the Articles of Incorporation.

4. Approval of the Adoption of the Schlumberger 2005 Stock Option Plan

We are requesting that our stockholders vote in favor of adopting the Schlumberger 2005 Stock Option Plan (the “2005 Plan”), which was approved by the Board on January 20, 2005, subject to stockholder approval. If approved by our stockholders, the 2005 Plan will be effective as of January 20, 2005. The following summary of certain major features of the 2005 Plan is subject to the specific provisions contained in the full text of the 2005 Plan set forth as Appendix 2.

Purpose of the 2005 Plan

The 2005 Plan provides for the grant to our employees of stock options covering 9,000,000 shares of our common stock. A stock option gives the holder the right to purchase a specified number of shares of stock, at a fixed exercise price, in the future. We have historically used stock options as our primary form of equity compensation, and we intend to continue to use stock options as our primary form of equity compensation.

The 2005 Plan was adopted for the purpose of providing incentives to our key employees in order to:

•	retain employees with a high degree of training, experience and ability;
•	attract new employees whose services are considered unusually valuable;
•	encourage the sense of proprietorship of such persons; and
•	promote the active interest of such persons in our development and financial success.

Background on Our Equity Compensation Philosophy

Our compensation philosophy is to pay for performance through competitive compensation programs that relate directly to our short and long-term goals, and to reward executives, managers and professionals who achieve these goals. We believe the following factors are important to an understanding of our equity-based compensation program and the merits of the 2005 Plan:

•	We believe stock options, which have been a part of our equity compensation program for over 46 years, provide a significant incentive to our employees for improved performance. We believe that stock options enable us to attract and retain employees who are critical for our development and financial success, while also aligning those employees’ interests with those of our stockholders. Since a stock option derives its value from an increase in the price of the underlying stock after the date of grant, employees are rewarded only upon improved stock price performance.
•	Our stock option plans, including the 2005 Plan, have been designed to minimize the risk of potentially adverse equity-based compensation practices. Our stock option plans, including the 2005 Plan, do not permit the following activities:

•	granting of stock options at a price below the fair market value on the grant date;
•	repricing, or reducing the exercise price of a stock option;
•	substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant; or
•	reload grants.
•	The 2005 Plan does not permit accelerated vesting. The Compensation Committee does not have the power to accelerate the vesting of awards granted under the 2005 Plan.
•	We have capped the per-share gain an employee can realize from the exercise of stock options. Beginning with stock options granted in July 2003, we have “capped” the per-share gain that can be realized on the exercise of a stock option to 125% of the original exercise price. Although the 2005 Plan does not require us to continue this practice, we do not currently intend to change this practice.
•	We were an early adopter of Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation.” In the third quarter of 2003, we adopted SFAS 123 for stock option expenses, retroactive to January 1, 2003. Under SFAS 123, compensation expense associated with stock options is measured at the grant date based on the value of the award and is recognized over the vesting period. Under Accounting Principles Board Opinion No. 25 (APB 25), which we used prior to adopting SFAS 123, no compensation expense was recognized when stock options are granted.
•	We do not believe the “overhang” from stock option plans is significant. We maintain three stock option plans that have previously been approved by our stockholders. Under those plans 30,062,025 shares are reserved for issuance in respect of outstanding options and 5,006,110 shares are reserved for future grants, which reflects “overhang” of approximately 6.0%. If the 2005 Plan is approved, an additional 9,000,000 shares would be available for future grants and “overhang” would increase to approximately 7.5%. We define “overhang” as the total number of shares related to options granted but not yet exercised, plus shares available for grant, divided by total shares outstanding at the end of the reporting period. We do not include shares issuable under our discounted stock purchase plan when calculating our overhang.
•	We believe our average three-year “burn rate” is reasonable. Our average three-year burn rate is approximately 0.8%. We calculate “burn rate” as the total number of equity awards (all in the form of stock options) granted in any given year divided by the number of common shares outstanding. The number of equity awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us. We do not include shares issuable under our discounted stock purchase plan when calculating our burn rate.
•	We believe our average three-year dilution due to the exercise of stock options is reasonable. Our average three-year dilution due to the exercise of stock options is approximately 0.2%. We calculate “dilution” as the number of shares of our common stock issued during a year due to the exercise of stock options, less common shares reacquired by us during the year, divided by the total shares outstanding at the end of such year. If continued, our share buyback program, which was approved by the Board of Directors in July 2004 and expires in December 2006, could reduce dilution. During 2004, we issued 5,490,068 shares of our common stock upon the exercise of stock options (net of shares reacquired in payment of the exercise price of such stock options) and repurchased 5,148,200 shares of our common stock, which resulted in 2004 dilution of 0.06%.
•	We have established stock ownership guidelines for executive officers. In 2004, we established executive stock ownership guidelines to align the interests of our executives with those of our stockholders and to promote our commitment to sound corporate governance. The ownership guidelines specify a number of shares that each executive officer is expected to own (approximately one to five times the executive’s annual base salary, depending on the executive’s scope of responsibilities). The ownership guidelines also require our executives, when they exercise a stock option, to retain at least 30% of the difference between the market price and the exercise price in shares of common stock for a period of six months. After the six-month period, the executive must continue to hold the shares, unless the executive holds a number of shares equal to or greater than the guideline amount divided by the stock price on that day. The ownership guidelines also prohibit speculative trading activity in our stock by our executives.

We strongly believe that our stock option programs and emphasis on employee stock ownership have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the 2005 Plan vital to our future success.

Key Terms

The following is a summary of the key provisions of the 2005 Plan.

Plan Term:	Options may be granted under the 2005 Plan on or before January 20, 2015.

Eligible Participants:

All employees of Schlumberger and our subsidiaries who are executive, administrative, professional or technical personnel and who have responsibilities affecting the management, direction, development and financial success of the company and our subsidiaries.

The Compensation Committee will determine which employees will participate in the 2005 Plan. As of January 1, 2005, approximately 10,000 employees are optionees under our stock option plans.

Ineligible Participants:

The following persons are not eligible to participate in the 2005 Plan:

•      directors who are not also employees; and

•      any person who owns, directly or indirectly, stock possessing more than 5% of the total combined voting power or value of all classes of our stock.

Shares Authorized:

9,000,000, subject to adjustment to reflect stock splits, reorganizations and similar events.

The shares subject to issuance under the 2005 Plan consist of authorized and unissued shares or previously issued shares reacquired and held by us or any subsidiary. Under the following circumstances, shares that were once subject to issuance upon the exercise of stock options may again become available for future option grants under the 2005 Plan:

•      the forfeiture or termination of a stock option; and

•      the expiration of an unexercised stock option.

Shares Authorized Under 2005 Plan as a Percent of Outstanding Common Stock:	1.5%

Shares Authorized Under All Option Plans as a Percent of Outstanding Common Stock:	6.0%

Award Types:	Non-qualified and incentive stock options.

Award Terms:	Stock options will have a term no longer than 10 years.

Vesting:

Stock options will never vest or become exercisable unless the optionee remains employed by us or a subsidiary for at least one year after the grant date. Otherwise, vesting is determined by the Compensation Committee (subject to specific provisions on death, termination of employment or retirement).

Please read “Vesting and Exercise of Stock Options” below for more information.

Not Permitted:

(1)    Granting of stock options at a price below the fair market value on the grant date;

(2)    Repricing, or reducing the exercise price of a stock option;

(3)    Substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant;

(4)    Reload grants;

(5)    Granting stock options that are exercisable less than one year after the grant date;

(6)    Granting stock options with respect to more than 750,000 shares to any one optionee during the life of the 2005 Plan;

(7)    Granting stock appreciation rights or restricted stock; or

(8)    Accelerated vesting.

Vesting and Exercise of Stock Options

Vesting

Subject to specific provisions on death, termination of employment and retirement (described below), the Compensation Committee will determine at the time of grant when each stock option will vest, provided that no stock option may vest less than one year from the date of grant. The Compensation Committee’s current practice is to grant options that vest in four equal annual installments beginning on the first anniversary of the grant date.

The Compensation Committee does not have the power to accelerate the vesting of awards granted under the 2005 Plan.

Exercise Price

The exercise price of stock options granted under the 2005 Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of             , 2005, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $             per share.

Option Term

The option term may not be longer than 10 years.

Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;
•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price; or
•	by a combination of the preceding methods.

Schlumberger may require, prior to issuing common stock under the 2005 Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.

Termination of Employment and Subsequent Events

The following is a summary of consequences in the event an option holder’s employment is terminated (other than due to retirement):

Event	Consequences

Termination of employment with consent of Schlumberger and not for cause	The Compensation Committee may permit stock options to be exercised at any time within three months after termination, provided that stock options may be exercised only before their expiration and only to the extent they are exercisable on the date of termination.

Death while employed by Schlumberger or after termination of employment but prior to full exercise of stock options that were exercisable on the date of such termination	Stock options may be exercised before expiration of their term by a person entitled to do so under the option holder’s will or the laws of descent and distribution, but only if such exercise occurs within 60 months after death (or, if earlier, the date of termination of employment) and only to the extent they are exercisable on the date of death.

Event	Consequences

Termination of employment for cause or without the consent of Schlumberger (other than due to death).	The option holder’s rights terminate immediately.

Notwithstanding the above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” (as defined in the 2005 Plan) within one year after termination of employment.

Retirement and Subsequent Events

The following is a summary of consequences in the event an option holder’s employment is terminated due to retirement:

Event	Consequences

Termination of employment due to retirement	Stock options will be exercisable at any time during the 60-month period after termination by retirement or during the remainder of the option period, whichever is shorter (the “post-retirement exercise period”), but only to the extent they are exercisable on the date of termination.

Death after retirement during post-retirement exercise period	Stock options may be exercised during a 60-month period after the date of retirement by a person entitled to do so under the option holder’s will or the laws of descent and distribution, provided that the stock options may be exercised only before their expiration and only to the extent they were exercisable on the date of death.

Notwithstanding the above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” (as defined in the 2005 Plan) within five years after termination of employment by retirement.

Transferability

Stock options granted under the 2005 Plan are not assignable or otherwise transferable except by will or the laws of descent and distribution.

Administration

The Compensation Committee, which is made up of at least three directors who meet the applicable independence requirements of the New York Stock Exchange and all other applicable laws and regulations, will administer the 2005 Plan. The Compensation Committee has full power and authority to:

•	interpret the 2005 Plan and supervise its administration;
•	determine the persons to whom stock options will be granted;
•	determine, subject to certain limitations, the number of shares to be covered by each stock option;
•	determine whether stock options will be designated “incentive stock options” or “non-qualified stock options”; and
•	determine all other terms of each stock option consistent with the provisions of the 2005 Plan.

The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

Amendment or Termination

The Board of Directors may amend, alter, suspend or discontinue the 2005 Plan at any time as permitted by law, provided that the Board of Directors may not amend the 2005 Plan without the approval of the stockholders:

•	if, except as described below under “Adjustments,” the amendment would permit the decrease of the purchase price of a stock option after the grant date or grant to the holder of an outstanding stock option a new stock option with a lower exercise price in exchange for an outstanding stock option; or
•	if the amendment or alteration would constitute a material revision to the 2005 Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the New York Stock Exchange or such other securities exchange on which our common stock is listed.

No amendment of the 2005 Plan may alter or impair any of the rights or obligations of any person, without his or her consent, under any stock option or right previously granted under the 2005 Plan.

Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the 2005 Plan will be proportionally adjusted and the number of shares with respect to which stock options granted under the 2005 Plan may thereafter be exercised shall:

•	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share shall be proportionately reduced; and
•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share shall be proportionately increased.

In the event of any reorganization, merger or consolidation where Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding stock options will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such stock options, be canceled as of the effective date of such event, provided that the holder of a stock option shall be permitted to exercise all stock options (whether or not otherwise then exercisable) during the thirty-day period prior to the effective date of such action.

If Schlumberger merges or consolidates with one or more corporations and is the surviving entity, then a holder of Schlumberger stock options shall be entitled to receive, upon exercise, in lieu of the number of shares as to which the option is exercised, the number and class of shares of stock or other securities that the holder would have been entitled to receive pursuant to the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such stock option is then exercised.

U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the 2005 Plan may vary according to country of participation. Also, the tax consequences of participating in the 2005 Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Some of the options issued under the 2005 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the ”Code”), while other options granted under the 2005 Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although, the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference which may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. Under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as the Company, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax. Based on the provisions of the 2005 Plan, we expect that the 2005 Plan will comply with the requirements for performance-based compensation exempt from the $1 million limit on deductible compensation set forth in Section 162(m) of the Code, provided that the Compensation Committee is comprised solely of “Outside Directors” as defined in Section 162(m) of the Code.

Except with respect to death, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options.

Required Vote

A majority of the votes cast is required for approval of the 2005 Plan, provided that the total vote cast on the proposal represents over 50% of all outstanding shares. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of the outstanding shares, but will not otherwise have an effect on the vote.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the Schlumberger 2005 Stock Option Plan.

5. Approval of an Amendment to the Schlumberger Discounted Stock Purchase Plan

We are requesting that our stockholders vote in favor of approving an amendment to the Schlumberger Discounted Stock Purchase Plan (as amended, the “DSPP”), which would increase the number of shares available for purchase under the DSPP by 6,000,000 shares. The proposed amendment was approved by the Board on January 20, 2005 and, if approved by our stockholders, will be effective as of January 20, 2005. No other changes are being made to the DSPP.

The DSPP was originally approved by the Board and our stockholders in 1988. In 1998, the DSPP was amended and restated with the approval of our stockholders. The DSPP has been amended on four previous occasions since 1998 with respect to matters unrelated to the class of employees eligible or the number of shares authorized for issuance under the DSPP. The following summary of certain major features of the DSPP is subject to the specific provisions contained in the full text of the DSPP set forth as Appendix 3.

Purpose of the DSPP and Proposed Amendment

The DSPP is designed to encourage and assist all employees of Schlumberger and its subsidiaries to acquire an equity interest in Schlumberger through the purchase of common stock. The proposed amendment is designed to insure that a sufficient number of shares will be available under the DSPP for future purchase periods. A total of 1,444,434 shares currently remain available for purchase under the DSPP; during 2004, a total of 1,362,419 shares were purchased under the DSPP. If the proposed amendment is approved, an aggregate of 7,444,434 shares will be available for purchase under the DSPP.

The DSPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The provisions of Section 423 and the DSPP limit the number of shares which may be purchased by any participant for each purchase period.

Administration

The DSPP is administered by a committee of at least three persons appointed by the Board (the “DSPP Committee”). The DSPP Committee has the full power and authority to:

•	employ and compensate agents for the purpose of administering the accounts of participating employees;
•	construe and interpret the DSPP;
•	determine all questions of eligibility; and
•	compute the amount and determine the manner and time of payment of all benefits.

Key Terms

The following is a summary of the key provisions of the DSPP Plan.

Eligible Participants:	All employees of Schlumberger and its subsidiaries, including officers, are eligible to participate in the DSPP, except as described below under “Ineligible Participants.” As of January 1, 2005, there were approximately 44,520 employees who were eligible to participate in the DSPP.

Ineligible Participants:

The following employees are not eligible to participate in the DSPP (unless otherwise required by applicable law):

•      employees who would, immediately upon enrollment in the DSPP, own, directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of our stock or our subsidiaries’ stock;

•      employees who are customarily employed by us less than twenty hours per week or less than five months in any calendar year; and

•      employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the DSPP as determined by the DSPP Committee.

Shares Available for Issuance Under the DSPP:

1,444,434 shares currently remain available for purchase under the DSPP. If the proposed amendment is approved, an aggregate of 7,444,434 shares will be available for purchase under the DSPP.

The number of shares available for issuance under the DSPP is subject to adjustment to reflect stock splits, reorganizations, mergers and similar events.

Purchase Periods:	There are two purchase periods each calendar year: January 1 to June 30 and July 1 to December 31.

Purchase Price:

The cost to a participant for shares of our common stock purchased during a purchase period is equal to 92.5% of the lower of:

•      the fair market value of a share of our common stock on the grant date (the first trading day of a purchase period or such other trading day determined by the DSPP Committee); and

•      the fair market value of a share of our common stock on the purchase date (the last trading day of a purchase period or such other trading day determined by the DSPP Committee).

“Fair market value” is determined by averaging the highest and lowest composite sale prices per share of our common stock on the New York Stock Exchange Composite Transactions Quotations on a date.

Method of Payment:

Each DSPP participant may make contributions through payroll deductions from one to ten percent of his or her eligible compensation. A participant’s contributions, together with interest on such contributions and dividends on shares held in the DSPP, where applicable, are used to purchase shares of common stock at the end of each purchase period.

If a participant’s contributions during a purchase period exceed $11,250, or if the purchase of shares with such allocations would exceed the share limitations discussed above under “Ineligible Participants,” such excess amounts will be refunded to the participant as soon as practicable.

A participant may not purchase shares of our common stock under the DSPP having a fair market value in excess of $25,000 per year.

Withdrawal of Shares:	A participant may elect to withdraw previously purchased shares held in his or her account at any time (without withdrawing from the DSPP).

Termination of Rights to Participate in the DSPP:	The right to participate in the DSPP terminates immediately when a participant ceases to be employed by us for any reason (including death, unpaid disability or when the participant’s employer ceases to be a subsidiary) or the participant otherwise becomes ineligible or withdraws his or her contributions from the DSPP.

Modification and Termination of the DSPP:	Subject to limited exceptions, the Board may amend or terminate the DSPP at any time. No amendment will be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the votes cast at a meeting if such amendment would otherwise cause the rights granted under the DSPP to purchase shares of our common stock to fail to meet the requirements of Section 423 of the Code. Section 423 currently requires stockholder approval of a plan amendment that would (1) change the number of shares subject to the DSPP, or (2) change the class of employees eligible to participate in the DSPP.

U.S. Federal Income Tax Consequences to Schlumberger and to Participants

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the DSPP may vary according to country of participation. Also, the tax consequences of participating in the DSPP may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The DSPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Amounts withheld from pay under the DSPP are taxable income to participants in the year in which the amounts otherwise would have been received, but the participants will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of a purchase period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participant holds the common stock purchased under the DSPP for at least two years after the first day of the purchase period in which the common stock was acquired (the “Enrollment Date”) and for at least one year after the date that the common stock is purchased (the “Exercise Date”), when the participant disposes of the common stock he or she will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or
•	the fair market value of the common stock on the Enrollment Date multiplied by the original 7.5% discount.

If the participant disposes of the common stock within two years after the Enrollment Date or within one year after the Exercise Date, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the Exercise Date in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the DSPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the DSPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the employee has satisfied the holding periods requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term. If the participant satisfies the statutory holding periods, described above, for common stock purchased under the DSPP, we will not receive any deduction for federal income tax purposes. If the participant does not satisfy the holding periods, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income taxable to the participant. We are entitled to a compensation expense deduction under Section 162 of the Code only to the extent that ordinary income is realized by the participant as a result of a disqualifying disposition.

Plan Benefits

Since participation in the plan is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under the DSPP. The following table sets forth the number of shares purchased under the DSPP during 2004 by our Chief Executive Officer, the named executive officers, executive officers as a group and all employees as a group, including all current officers who are not executive officers.

Name and Position	Dollar Value ($)	Number of Shares

A. Gould, Chairman and Chief Executive Officer	—	0
C. Sbiti, Executive Vice President	—	0
J. M. Perraud, Executive Vice President and Chief Financial Officer	—	0
X. Flinois, Former Executive Vice President	—	0
D. Boutte, Executive Vice President	—	0
S. Pai, Vice President	9,492	180
All executive officers as a group	153,166	2,867
All non-executive officer employees as a group	73,568,164	1,359,552

Required Vote

A majority of the votes cast (excluding abstentions) which are represented in person or by proxy is required for approval of the amendment to the DSPP.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the amendment to the Schlumberger Discounted Stock Purchase Plan.

Equity Compensation Plan Information

The table below sets forth the following information as of the end of Schlumberger’s 2004 fiscal year for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders. The table does not reflect shares of our common stock reserved for issuance under the 2005 Stock Option Plan or in connection with the January 2005 amendment to the Schlumberger Discounted Stock Purchase Plan, both of which are being submitted for stockholder approval at the Annual General Meeting.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of such outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	30,062,025	59.83	6,450,544
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	30,062,025	59.83	6,450.544

Equity compensation plans approved by our stockholders include the Schlumberger 1989 Stock Incentive Plan as amended, the Schlumberger 1994 Stock Option Plan as amended, the Schlumberger 1998 Stock Option Plan as amended, the Schlumberger 2001 Stock Option Plan and the Schlumberger Discounted Stock Purchase Plan.

6. Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP have been selected by the Board of Directors as independent registered public accountants to audit the accounts of the Company for the year 2005. A majority of the votes cast is required for such approval. A representative of PricewaterhouseCoopers LLP will attend the 2005 Annual General Meeting and will have the opportunity to make a statement and respond to questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2004 and 2003 annual financial statements and reviews of quarterly financial statements and other audit services and (ii) the other services described below that were billed in 2004 and 2003.

Year Ended December 31,

	2004	2003
(in thousands)

Audit Fees (1)
Audit-Related Fees (2)
Tax Fees (3)
All Other Fees (4)

(1)

(2)

(3)

(4)

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s financial statements and the review of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all engagements of Schlumberger’s independent registered public accounting firm to provide services to the Company and its subsidiaries. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2004, no matters were taken on without pre-approval under the de minimis provisions of the Sarbanes-Oxley Act.

The Board of Directors Recommends a Vote FOR Item 6.

Stockholder Proposals for 2006 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2006 Annual General Meeting of Stockholders, written proposals must be received by the Secretary of the Company, 153 East 53rd Street, 57th Floor, New York, New York 10022-4624, no later than November 15, 2005.

Pursuant to the rules under the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2006 Annual General Meeting if the stockholder making the proposal has not given notice to the Company by January 29, 2006.

Other Matters

Stockholders may obtain a copy of Form 10-K filed with the Securities and Exchange Commission without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York 10022-4624.

The Board of Directors knows of no other matter to be presented at the meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Ellen Summer
Secretary

New York, N.Y.

March     , 2005

Appendix 1

Proposed Articles of Incorporation of the Corporation with Limited Liability

Schlumberger N.V.

ARTICLES OF INCORPORATION OF THE

CORPORATION WITH LIMITED LIABILITY

SCHLUMBERGER N.V.

NAME AND DOMICILE

ARTICLE 1

1.1.	The name of the Company is: SCHLUMBERGER N.V.

1.2.	Abroad and in transactions with foreign entities, persons or organizations, the name SCHLUMBERGER LIMITED may be used.

1.3.	The Company is incorporated in the Netherlands Antilles and has its corporate seat in Curaçao.

1.4.	The Board of Directors has the authority to move the corporate seat of the Company to, or to convert the Company into a legal entity under the laws of, another jurisdiction, as, when, and in the manner permitted by the laws of the Netherlands Antilles. In particular, the Company may change its place of domicile in accordance with the Netherlands Antilles Ordinance on Transfer of Domicile to Third Countries pursuant to a resolution of the Board of Directors.

OBJECTS

ARTICLE 2

2.1.	The objects of the Company are:
(a)	to design, develop, produce and supply technology, services, products and systems and to, throughout the world, engage in any business or activity related thereto;
(b)	to enter into and carry on any mercantile business in any country and to receive by assignment or purchase or to otherwise acquire any accounts receivable, bank accounts, securities, bills of exchange, notes, bonds, letters of credit, stocks or other instruments of value or documents of title in any country and to collect and hold the proceeds thereof;
(c)	to invest its assets in securities, including shares and other certificates of participation and bonds, debentures or notes, as well as other claims for interest bearing or non-interest bearing debts, however denominated, and in certificates, receipts, options, warrants or other instruments representing rights to receive, purchase or subscribe for securities or evidencing or representing any other rights or interest therein in any and all forms, as well as derivatives and commodities;
(d)	to borrow money and to issue evidences of indebtedness therefor, as well as to lend money;
(e)	to undertake, conduct, assist, promote or engage in any scientific, technical or business research and development;
(f)	to organize and to own, directly or indirectly, and to operate, under the laws of any state or other government, domestic or foreign, corporations and other organizations, companies, undertakings, entities, trusts, other arrangements or persons; to subscribe for any such corporation, organization, company, undertaking, entity, trust, other arrangement or person; and to dissolve, liquidate, wind up, reorganize, merge or consolidate any such corporation, organization, company, undertaking, entity, trust, other arrangement or person;
(g)	to obtain income from the disposition or grant of rights to use copyrights, patents, designs, secret processes and formulae, trademarks and other analogous property, from royalties (including rentals) for the use of industrial, commercial or scientific equipment, and from compensation or other consideration received for technical assistance or services;

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(h)	to establish, participate in and manage limited liability and other corporations, organizations, companies, undertakings, entities, trusts, other arrangements or persons of every kind or nature whatsoever, and to engage in industry and trade;
(i)	to guarantee or otherwise secure, and to transfer ownership, to mortgage, to pledge or otherwise to encumber assets as security for, and otherwise take action to support, the obligations of the Company and the obligations of other corporations, organizations, companies, undertakings entities, trusts, other arrangements or persons, with or without consideration;
(j)	to place in trust all or any of its properties, including securities.

2.2.	The Company is entitled to do all that in any way may be useful or necessary for the attainment of the above objects or that is connected therewith in the widest sense.

DURATION

ARTICLE 3

The Company shall have perpetual existence.

CAPITAL AND SHARES

ARTICLE 4

4.1.	The nominal capital of the Company (nominal capital being defined in the law and in these Articles of Incorporation as the sum of the par values of all of the issued and outstanding shares in the Company’s capital stock at any time) shall not exceed SEVENTEEN MILLION UNITED STATES DOLLARS (US$17,000,000.-), divided into (a) one billion five hundred million (1,500,000,000) shares of common stock of the par value of One United States Cent (US$0.01) per share (the “Authorized Common Share Capital”) and (b) two hundred million (200,000,000) shares of preferred stock of the par value of One United States Cent (US$0.01) per share, which may be issued in different series (the “Authorized Preferred Share Capital” and, together with the Authorized Common Share Capital, the “Authorized Capital”). Shares of common stock may be referred to as “common shares” and shares of preferred stock may be referred to as “preferred shares”. The common shares and the preferred shares, if any, may sometimes be referred to herein as the “shares”. Holders of common shares and preferred shares may sometimes be referred to as the “stockholders”.

4.2.	The actual issue of shares shall be effected by way of written instrument signed by the Company and the acquirer or as otherwise permitted by applicable law. The Company cannot issue shares to itself.

4.3.	Subject to the provisions of paragraph 1 of this Article, common shares, options to purchase or subscribe for common shares and warrants or rights to subscribe for common shares, shall be issued at such times, under such conditions and for such consideration, not less than the par value per share in the case of the issuance of such share, as may be determined from time to time by the Board of Directors.

4.4.	With respect to the issuance of shares, options, warrants or rights to purchase or subscribe for shares, the Board of Directors may enter into and conclude agreements without necessity of any action by the general meeting of stockholders:
a.	imposing special obligations upon the Company in connection with the purchase of or subscription for shares;
b.	concerning the issue of shares on a basis other than that on which participation in the Company is open to the public; or
c.	providing for the payment for shares by means other than by legal tender of the Netherlands Antilles.

4.5.

Subject to the provisions of paragraphs 1 and 6 of this Article, preferred shares may be issued from time to time in one or more series on such terms and conditions as may be determined by the Board of Directors by the affirmative vote of at least three-fourths of the members of the Board of Directors, after considering the interests of the holders of common shares, for consideration not less than the par value thereof and not less than fair value

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taking into account the terms and conditions for the issuance thereof and the relative voting, dividend and liquidation rights of such preferred shares.

4.6.	Prior to the issuance of any series of preferred shares, the Board of Directors shall specify:
a.	the distinctive designation of such series and the number of preferred shares to constitute such series;
b.	the annual dividend rate with respect to shares of such series, which shall be based on the consideration paid on issuance of such shares and which may be a fixed rate or a rate that fluctuates on dividend adjustment dates set under a formula or procedure determined by the Board of Directors prior to issuance, subject, in all cases, to the following limitations:
(1)	the annual dividend rate shall not exceed the greater of (A) twenty percent (20%) or (B) one hundred and twenty percent (120%) of the Standard & Poor’s Weekly Preferred Stock Yield Index or, in the event the Standard & Poor’s Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date; and
(2)	the annual dividend rate shall not be less than the smaller of (A) six percent (6%) or (B) eighty percent (80%) of the Standard & Poor’s Weekly Preferred Stock Yield Index or, in the event the Standard & Poor’s Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date;
c.	whether such dividends shall be payable annually or in installments;
d.	the rights, if any, of the holders of shares of such series to convert shares of such series for shares of any other series of preferred shares or for common shares, provided that shares of any series shall not be convertible into shares of any series senior thereto;
e.	the rights, if any, of the Company to redeem shares of such series (in which case the directors shall specify the date on or after which the shares of such series may be called for redemption by the Company and the consideration to be paid therefor, or the manner by which such consideration shall be calculated) and the rights, if any, of holders of such shares to require the Company to purchase such shares, and the provisions, if any, of any sinking fund or other arrangement to be used in connection with such redemption or purchase; and
f.	any other terms and conditions of such series which are not inconsistent with these Articles of Incorporation or Netherlands Antilles law.

4.7.	Certificates for preferred shares may be issued bearing a legend describing the terms and conditions thereof specified by the Board of Directors.

4.8.	Preferred shares of all series shall rank prior to the common shares with respect to dividend and liquidation preferences as determined by the Board of Directors at the time of issuance of any series of preferred shares. Any series of preferred shares may be ranked by the Board of Directors as to dividend and liquidation preferences, provided that no series issued after any other series shall rank prior to such other series as to such preferences. Any such series may be ranked pari passu with any one or more other series as the Board of Directors may so determine.

4.9.	Upon liquidation of the Company, the holders of any series of preferred shares shall be entitled to receive, before any distribution is made to the holders of any other series of preferred shares ranking junior to such series as to liquidation preference, and before any distribution to the holders of common shares, the amount of the liquidation preference of such shares which shall not exceed the sum of:
(1)	the amount paid for such preferred shares on issuance, plus
(2)	all accumulated and unpaid dividends on such preferred shares to the date fixed for distribution.

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ARTICLE 5

No holder of shares of the Company shall in that capacity have any preferential or preemptive right to purchase or subscribe for any shares or any options, warrants or rights to purchase shares or any securities convertible into or exchangeable for shares which the Company may issue or sell, except those rights of conversion, if any, of preferred shares specified in or determined in accordance with Article 4 and any contract rights granted by the Company.

ARTICLE 6

6.1.	The Company may, for its own account and for valuable consideration, from time to time acquire fully paid shares of its stock, on such terms and conditions as the Board of Directors may determine, provided that at least one (1) common share remains outstanding with others than the Company and provided further that to the extent required by applicable law (x) the equity (as referred to in article 2:114.2 in conjunction with articles 2:118.7 and 2:118.5 of the Netherlands Antilles Civil Code (“NACC”)) of the Company at the time of acquisition at least equals the nominal capital and (y) as a result of the acquisition, the equity will not fall below the nominal capital. The authority to make any such acquisition is vested in the Board of Directors.

6.2.	Any shares so acquired may be canceled by the Board of Directors without the prior approval of the general meeting of stockholders.

6.3.	The Company shall not acquire any voting rights by reason of ownership of shares of its stock and, in connection with any general meeting of stockholders, shares owned by the Company shall not be counted as outstanding, or as present or represented, for the purpose of determining a quorum or for any other purpose, other than determining the nominal capital.

6.4.	Shares of its stock owned by the Company may be sold at such times, under such conditions and for such consideration as may be determined from time to time by the Board of Directors.

ARTICLE 7

7.1.	The shares shall be in registered form.

7.2.	Share certificates for common shares may be issued at the request of the stockholder.

7.3.	The shares shall be entered into a register, which, provided a printed record can be produced therefrom, may be in computerized form (the “Register”) which is kept by the Board of Directors or by a registrar designated thereto by the Board of Directors (the “Registrar”). Each entry shall mention the name of the stockholder, his address, the number of shares held and the numbers of the share certificates, if any, representing such shares and such other information required to be included under Article 2:109 NACC or other applicable law. The Register shall not be open for inspection by third parties or stockholders with respect to shares other than those registered in their name, except with respect to shares that have not been paid in full and except further, with respect to the Registrar, if said Registrar has been requested, or if demand of said Registrar has been made, to disclose any piece of information in the Register and failure to disclose such information would lead to liability of the Registrar. Each stockholder is under the obligation to provide his address to the Company in writing.

7.4.	Every transfer and devolution of a share shall be entered in the Register and every such entry shall be signed or otherwise acknowledged by or on behalf of the Board of Directors or by the Registrar.

7.5.

The transfer of shares shall be effected by way of a written instrument of transfer (“deed of transfer”) signed by the transferor and the transferee and either serving that deed of transfer upon the Company or by written acknowledgment of the transfer by the Company. Acknowledgement occurs by means of a signed annotation on the deed of transfer or a written statement from the Company addressed to the transferee for which purpose a (new) share certificate may serve. If it concerns shares on which an amount still has to be paid up,

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acknowledgement can only occur on a deed of transfer that has a formally fixed date as required by applicable law (Article 2:110.2 NACC). The transfer of shares listed on a stock exchange may also be effected in accordance with the trading system applied by such exchange.

7.6.	Shares may be pledged by the holder thereof and a usufruct on shares can be granted, provided that, regardless of the terms of such pledge or usufruct, the Company will not be under the obligation to honor voting rights or rights of distribution of the usufructee or pledgee and provided further that the Company for the purposes of recognizing ownership, the right to vote, the right to receive dividends or other distributions and notices or for any other matter relating to a “stockholder” as set out in these Articles of Incorporation, shall only recognize the registered owner of the shares.

7.7.	The provisions of the preceding paragraphs shall also apply in the event of a division of joint ownership.

7.8.	If any stockholder shall establish to the satisfaction of the Board of Directors or the Registrar that his share certificate has been lost or destroyed, then, at his request, a duplicate may be issued under such conditions and guarantees (which, if required by the Registrar or the Board of Directors, may include the provision of an indemnity bond issued by an insurance company or other type of financial institution or entity) as the Board of Directors or the Registrar shall determine. By the issuance of the new share certificates on which shall be recorded that it is a duplicate, the old certificate in place of which the new one has been issued shall become null and void. The Board of Directors or the Registrar may authorize the exchange of new share certificates for mutilated share certificates. In such case the mutilated share certificates shall be delivered to the Company and shall be canceled immediately. The cost of a duplicate or new certificate and any proper expenses incurred by the Company in connection with the issuance thereof may, at the option of the Board of Directors or the Registrar, be charged to the stockholder.

MANAGEMENT

ARTICLE 8

8.1.	The management of all the affairs, property and business of the Company shall be vested in a Board of Directors, who shall have and may exercise all powers except such as are exclusively conferred upon the stockholders by law or by these Articles of Incorporation.

8.2.	The Board of Directors may adopt and amend By-laws setting forth the functions and authority of each of the directors, the division of tasks, the designation and authority of one or more committees of the Board of Directors and the way of taking action. Irrespective of the foregoing, the Board of Directors can also limit the management authority of one or more directors. Individual directors shall exercise their powers in accordance with any applicable resolutions of the Board of Directors.

8.3.	The directors shall be elected at a general meeting of stockholders by a majority of votes cast, in person or by proxy, by the stockholders entitled to vote. The Board of Directors shall be authorized to appoint directors to fill any vacancies on the Board of Directors and to appoint up to two (2) additional directors, any such appointment to be effective until the next general meeting of stockholders. The number of persons constituting the whole Board of Directors shall be not less than five (5) nor more than twenty-four (24), as fixed and elected by the general meeting of stockholders, unless the Board of Directors appoints any additional director or directors in between two general meetings of stockholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding general meeting of stockholders, be the number so fixed and elected (as may be increased by those appointed). Directors may be suspended or dismissed at any general meeting of stockholders. A suspension as referred to in this Article automatically terminates if the person concerned has not been dismissed within two (2) months after the day of suspension. At any general meeting of stockholders at which action is taken to increase the number of the whole Board of Directors or to suspend or dismiss a director, or at any subsequent general meeting, the stockholders may fill any vacancy or vacancies created by such action.

8.4.	Each director shall be elected to serve until the next annual general meeting of stockholders and until his successor shall be elected and qualify, or until his death, resignation or removal.

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8.5.	Directors need not be Netherlands Antilles citizens or residents of the Netherlands Antilles or stockholders of the Company.

8.6.	In the event that one or more of the directors is prevented from or is incapable of acting as a director, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next general meeting of stockholders, provided that if at any time the number of directors then in office shall be reduced to less than a majority of the number constituting the whole Board of Directors, the remaining directors or director shall forthwith call a general meeting of stockholders for the purpose of filling the vacancies on the Board of Directors, and provided further that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act, who shall forthwith call a general meeting of stockholders for the purpose of electing a Board of Directors. Until such general meeting of stockholders is held the person so designated shall only take such acts of management that can not suffer any delay. If no such general meeting of stockholders shall be called, and if no such person shall have been appointed, any person or persons holding in the aggregate at least five percent (5%) of the outstanding shares of common stock of the Company may call a general meeting of stockholders for the purpose of electing a Board of Directors.

8.7.	A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business and the action of the majority of the directors present in person or by proxy as hereinafter provided, at a meeting at which a quorum is so present, shall constitute the action of the Board of Directors.

8.8.	Meetings of the Board of Directors may be held in or outside the Netherlands Antilles.

8.9.	Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meeting.

8.10.	Directors may in writing, by telegram, telefax, electronic mail or other communication device appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company, provided, however, that at any meeting of the Board of Directors a director may not act as proxy for more than one director.

8.11.	When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all commercially reasonable efforts have been taken to notify all the directors and if three-fourths of the directors shall consent in writing, by telegram, telefax, electronic mail or other communication device to such action taken or being taken, and provided further that all directors are promptly notified of such action being taken or having been taken.

ARTICLE 9

9.1.	The Board of Directors shall at least annually elect or appoint the following officers: a Chairman, a Chief Executive Officer, a Secretary and a Treasurer, each to serve until his successor is elected and qualified or until his earlier death, resignation or removal. The Board of Directors from time to time also may elect or appoint a Chief Financial Officer, a President, a Vice Chairman of the Board of Directors, one or more Executive Vice Presidents, one or more Vice Presidents (who may have such additional descriptive designations as the Board of Directors may determine), and any such other officers and agents as it determines proper, all of whom shall hold office at the pleasure of the Board of Directors. The same person may hold any two or more of the aforesaid offices but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law or by these Articles of Incorporation to be executed, acknowledged or verified by two or more officers. The Chairman and the Vice Chairman, if any, shall be chosen from among the Board of Directors, but the other officers of the Company need not be members of the Board of Directors.

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9.2.	The Company shall be represented at law and otherwise, and shall be bound with respect to third parties, by the Board of Directors and by:
(a)	any of those directors authorized by the Board of Directors to represent the Company, acting alone, who shall have the following titles and occupy the following offices:
(i)	Chairman; or
(ii)	Vice-Chairman;
(b)	any of the persons, who may, but are not required to, be directors, authorized by the Board of Directors to represent the Company, acting alone, who shall have the following titles and occupy the following offices:
(i)	Chief Executive Officer;
(ii)	President;
(iii)	Chief Financial Officer;
(iv)	one or more Executive Vice Presidents;
(v)	one or more Vice Presidents;
(vi)	Chief Operating Officer;
(vii)	Controller;
(viii)	Treasurer; or
(ix)	Secretary.

9.3.	The Board of Directors may also from time to time authorize other persons, who may or may not be directors or officers, to represent the Company, who shall have such titles and occupy such additional offices as the Board of Directors may determine.

9.4.	The general meeting of stockholders may grant specific authority to the Chief Executive Officer, the President or any member of the Board of Directors to represent the Company with respect to any particular matter as specified by such general meeting of stockholders.

9.5.	The persons holding the above-mentioned offices or any other offices which the Board of Directors may from time to time authorize as herein provided shall, respectively, have such power and authority as the Board of Directors may from time to time grant to the holders of the offices held by them.

9.6.	The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate.

9.7.	In the event of a conflict of interest between the Company and one or more directors, the Company shall be represented as determined from time to time by the Board of Directors.

9.8.	The Board of Directors may adopt and may amend and repeal such rules, regulations and resolutions, including By-laws, as it may deem appropriate for the conduct of the affairs and the management of the Company, including rules, regulations and resolutions setting forth the specific powers and duties of the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company. Such rules and regulations and resolutions must be consistent with these Articles of Incorporation.

9.9.	The directors, the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company shall receive such compensation as the Board of Directors may from time to time prescribe.

ARTICLE 10

10.1.

The Company shall have the power, to the extent not prohibited by applicable law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably

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believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this paragraph 1 of this Article in the event of a “Change of Control”. “Change of Control” means a change in control of the Company which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding shares without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

10.2.	The Company shall have the power, to the extent not prohibited by applicable law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this paragraph 2 of this Article in the event of a Change of Control, as defined in paragraph 1 of this Article.

10.3.	To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

10.4.	Any indemnification under paragraphs 1 and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the stockholders or as required by the last sentences of paragraphs 1 prior to the definition of Change of Control and 2 of this Article.

10.5.

Expenses (including attorneys’ fees) incurred by a present or former director or a present officer in defending any civil or criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys’ fees) incurred by

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former officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

10.6.	The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.7.	The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article.

10.8.	For purposes of this Article, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

10.9.	For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article.

MEETINGS OF STOCKHOLDERS

ARTICLE 11

11.1.	All general meetings of stockholders shall be held in Curaçao or anywhere else in the Netherlands Antilles.

11.2.	The annual general meeting of stockholders shall be held within the maximum period allowed under applicable law, on a date determined from year to year by the Board of Directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law, and for such additional purposes as may be specified in the notice of such meeting.

11.3.	Special general meetings of stockholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board of Directors or by one or more stockholders representing at least ten percent (10%) of the votes that can be cast on the topics they wish to be addressed at such meeting and that have a reasonable interest in having such a meeting convened, in accordance with Article 2:129 NACC, or by one or more holders of shares representing in the aggregate a majority of the shares then outstanding, or as provided for in Article 8.6.

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11.4.	Notice of meetings of stockholders, whether annual general meetings or special general meetings, stating the time and place of the meeting, shall be given to the stockholders not less than twenty (20) or more than sixty (60) days prior to the date of the meeting in question by notice to each stockholder at the address thereof appearing in the Register.

11.5.	All notices of general meetings of stockholders shall state the matters to be considered at the meeting.

11.6.	Without limiting the manner by which notice otherwise may be given effectively to stockholders or directors, any notice given by the Company shall be effective if given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by written notice received by the Company.

11.7.	Notice given pursuant to paragraph 6 of this Article shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit that the notice has been given by a form of electronic transmission shall, in the absence of fraud or bad faith, be prima facie evidence of the facts stated therein.

11.8.	For purposes of these Articles of Incorporation, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof.

ARTICLE 12

12.1.	Every stockholder has the right to attend any general meeting in person or by proxy, which proxy to the extent permitted by applicable law may be given by electronic transmission, and to address the meeting. Records and other data carriers used in relation to attendance of and voting at general meetings shall be kept during a period of ten (10) years or for the period required by applicable law.

12.2.	Each holder of common shares and each holder of preferred shares shall be entitled to one vote for each common share or preferred share held.

12.3.	For the purpose of determining stockholders entitled to notice of and to vote at any general meeting of stockholders, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period or that a record date be fixed. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a general meeting of stockholders, such books shall be closed for at least ten (10) days but not to exceed, in any case, sixty (60) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a general meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a general meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution or allotment, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or other distribution or allotment is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

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ARTICLE 13

13.1.	Except as otherwise provided herein, no action may be taken at any general meeting of stockholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting are present at such meeting in person or by proxy.

13.2.	If a quorum is not present in person or by proxy at any general meeting of stockholders, a second general meeting shall be called in the same manner as such original meeting of stockholders, to be held within two (2) months, at which second meeting, regardless of the number of shares represented (but subject to the provisions of Articles 18, 19 and 21), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which by law is required to be brought before the stockholders despite the absence of a quorum.

13.3.	Subject to the provisions of Articles 18, 19 and 21, the vote in favor by a majority of the votes cast (excluding any abstentions) shall be necessary to adopt any resolution at any general meeting of stockholders.

13.4.	The Board of Directors from time to time shall appoint a person to preside at general meetings of stockholders.

13.5.	At any general meeting of stockholders, a stockholder may vote upon all matters before the meeting, even if the decision to be taken would grant him, in a capacity other than as a stockholder, any right against the Company or would in such other capacity relieve him of any obligation to the Company.

13.6.	Shares belonging to a legal entity in which the Company (as a result of voting rights or otherwise) directly or indirectly has or may exercise control shall entitle the holder thereof to vote.

SEPARATE MEETINGS

ARTICLE 14

14.1.	Separate meetings of holders of each series of preferred shares (each a “Series Meeting”) can be held and may be convened by any two or more members of the Board of Directors.

14.2.	Notice of a Series Meeting shall be given not less than ten (10) days prior to the date of the Series Meeting to the address of each holder of preferred shares of the relevant series appearing in the Register.

14.3.	The notice shall contain the agenda of the Series Meeting or shall mention that it is deposited for inspection by the holder of the relevant shares at the offices of the Company.

14.4.	The Series Meetings do not have to be held in the Netherlands Antilles but may be held in conjunction with any general meeting of stockholders.

14.5.	To a Series Meeting all the provisions of these Articles of Incorporation and the laws of the Netherlands Antilles as to General Meetings of Stockholders shall, mutatis mutandis, apply, if not otherwise provided in this Article.

FISCAL YEAR

ARTICLE 15

The fiscal year of the Company shall be the calendar year.

BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

ARTICLE 16

16.1.

Within the period allowed under applicable law the Board of Directors shall prepare the annual accounts and the annual report with respect to the preceding fiscal year. Subsequently, the annual accounts together with the auditors’ report shall be submitted to the stockholders for inspection and approval at the annual general meeting of stockholders in accordance with paragraph 2 of Article 11, together with the annual report. From the date at which the notice of the annual general meeting of stockholders is sent until the close of the annual general

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meeting of stockholders, the annual accounts together with the auditors’ report and the annual report shall be available for inspection by the stockholders at the office of the Company, and at any additional place, if specified in the notice of such meeting.

16.2.	The Board of Directors, with due observance of dividend entitlements of the holders of preferred shares, is authorized to allocate such part of the profits to the retained earning reserves as it deems fit.

DISTRIBUTION OF PROFITS

ARTICLE 17

17.1.	Dividends on the shares of the Company may be declared either in cash, property (including securities) or in shares of the Company, out of the profits of the preceding fiscal year or years then available for distribution. To the extent that profits of any fiscal year which are available for distribution shall not be distributed, they shall be carried forward and, unless extinguished as the result of subsequent operations or otherwise applied by the Board of Directors, shall be available for distribution in any subsequent year or years.

17.2.	The Board of Directors has the authority to declare and make distributions out of retained earnings reserves or out of the contributed surplus capital reserves either in cash, property (including securities) or in shares of the Company without the prior approval of the general meeting of stockholders.

17.3.	If dividends are to be distributed, the holders of preferred shares shall have preference as to such dividends in accordance with the preferences of such shares as determined at the issuance thereof.

17.4.	The Board of Directors may resolve at any time to distribute one or more interim dividends as an advance payment of the dividend expected to be determined by the stockholders at the annual general meeting.

17.5.	Any distribution as provided for in the preceding paragraphs can only occur if, at the moment of distribution, the equity of the Company at least equals the nominal capital and as a result of the distribution will not fall below the nominal capital.

DISPOSITION OF THE COMPANY’S ASSETS

ARTICLE 18

Notwithstanding any provision of Article 13, any sale or other disposition of all or substantially all of the assets of the Company, whether for cash, property, stock or other securities of another company, or for any other consideration, shall be made only pursuant to a resolution duly adopted at a general meeting of stockholders by the holder or holders of at least the majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have specified the terms of such proposed sale or other disposition; provided, however, the foregoing shall not apply to any reorganization or rearrangement of the Company, or of any of its subsidiaries or of any of its assets in any transaction whereby there shall be no diminution of the beneficial interest of the stockholders of the Company in such assets.

LIQUIDATION

ARTICLE 19

Notwithstanding any provision of Article 13, any resolution providing for the dissolution, liquidation or winding up of the Company shall be valid only if duly adopted at a general meeting of stockholders by the holder or holders of at least a majority of the shares at the time outstanding and entitled to vote, the notice of which meeting shall have specified the nature of any such resolution to be voted upon at such meeting.

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BUY OUT

ARTICLE 20

Any one or more persons holding shares representing at least ninety percent (90%) of the equity of the Company can require the remaining stockholders to transfer their shares as provided by and in accordance with the provisions of Article 2:250 NACC.

AMENDMENTS

ARTICLE 21

21.1.	Notwithstanding any provision of Article 13, these Articles of Incorporation may be amended only pursuant to a resolution duly adopted at a general meeting of stockholders by the holder or holders of at least the majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have set forth the exact text of the proposed amendment or amendments or shall have stated that a copy of such text has been deposited at the office of the Company in Curaçao for inspection by the stockholders of the Company, and shall remain available for inspection until the conclusion of said meeting.

21.2.	Any amendment to these Articles of Incorporation that would increase or decrease the authorized number of preferred shares or par value thereof, or the number of shares of any series thereof, or that would alter or change the powers, preferences or any special rights of the preferred shares, or of any series thereof, so as to affect them adversely, shall require the approval of the holders of a majority of all preferred shares, or of the preferred shares of the series adversely affected (voting together as a single class), as the case may be.

OFFICIAL LANGUAGE

ARTICLE 22

The official language of these Articles of Incorporation shall be the English language.

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Appendix 2

SCHLUMBERGER 2005 STOCK OPTION PLAN

(As Established Effective January 20, 2005)

1.    Purpose of the Plan

This Stock Option Plan (the “Plan”) is intended as an incentive to key employees of Schlumberger Limited (the “Company”) and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company.

2.    Administration of the Plan

(a) Compensation Committee.    The Board of Directors shall appoint and maintain a Compensation Committee (the “Committee”) which shall consist of at least three (3) members of the Board of Directors, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. No member of such Committee shall be eligible to receive Stock Options under this Plan during his or her tenure on the Committee.

(b) Committee Powers.    The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. The Committee may from time to time grant incentive stock options and non-qualified stock options (“Stock Options”) under the Plan to the persons described in Section 3 hereof. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Stock Options hereunder shall be granted, the number of shares to be covered by each Stock Option except that no optionee may be granted options for more than 750,000 shares during the life of the Plan, whether each Stock Option shall be designated an “incentive stock option” or a “non-qualified stock option,” and all other terms of each Stock Option consistent with the provisions of this Plan. If the exercise period of an outstanding Stock Option is continued following a holder’s termination of employment as provided in Section 5, and the holder engages in “detrimental activity” as described in Section 5, the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5.

(c) Committee Liability.    No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.    Grants of Stock Options

(a) Eligibility for Grants.    The persons eligible for participation in the Plan as recipients of Stock Options shall include only employees of the Company or its subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986 as amended from time to time (the “Code”), and hereinafter referred to as “subsidiaries,” who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. No Director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. An employee may receive more than one grant of Stock Options at the Committee’s discretion including simultaneous grants of different forms of Stock Options.

(b) Discretion in and Documentation of Grants.    The Committee in granting Stock Options hereunder shall have discretion to determine the terms and conditions upon which such Stock Options may be exercisable, subject to and as further described in Section 5 of this Plan. Each grant of a Stock Option shall be

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communicated, in the form and manner decided by the Committee, to the person to whom such Stock Option is granted. In addition, the Committee may require that the grant be confirmed by an agreement, and may require that the optionee execute such agreement.

(c) Employment for Plan Purposes.    For purposes of this Plan, employment with the Company shall include employment with any subsidiary of the Company, and Stock Options granted under this Plan shall not be affected by an employee’s transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries.

(d) Payment of Purchase Price.    The purchase price of the shares as to which a Stock Option is exercised shall be paid in full at the time of the exercise subject to such rules, procedures and restrictions as the Committee may prescribe from time to time: (i) in cash or by certified check; (ii) by the tender or delivery of shares of Schlumberger Common Stock with a Fair Market Value (as determined according to Section 5(b) of the Plan) at the time of exercise equal to the total option price; or (iii) by a combination of the methods described in (i) and (ii).

4.    Shares Subject to the Plan

Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 9,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”). The Shares subject to the Plan shall consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. Until termination of the Plan, the Company and/or one or more subsidiaries shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. After termination of the Plan, the number of Shares reserved for purposes of the Plan from time to time shall be only such number of Shares as are issuable under then outstanding Stock Options.

The number of shares of Common Stock that are the subject of Stock Options under this Plan that are forfeited or terminated or expire unexercised shall not count against the aggregate plan maximum and shall again immediately become available for option grants hereunder. Shares of Common Stock delivered under the Plan in settlement of an award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board of Directors and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.

5.    Terms of Stock Options

(a) Incentive Stock Options.    The Committee may designate a Stock Option as an “incentive stock option” for purposes of Section 422 of the Code, and any Stock Option that is not so designated shall not be an incentive stock option. Stock Options granted under this Plan which are designated as “incentive stock options” may be granted with respect to any number of Shares, up to the full number of shares subject to the Plan, provided that the aggregate Fair Market Value of such Shares (determined in accordance with Section 5(b) of the Plan at the time the option is granted) with respect to which such options are exercisable for the first time by an employee during any one calendar year (under all such plans of the Company and any subsidiary of the Company) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Shares with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any employee during any calendar year (under all plans of the employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

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(b) Purchase Price; Fair Market Value.    The purchase price of each Share subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each Share at either the fair market value (the “Fair Market Value”) of each Share on the date the Stock Option is granted, or at such other price as the Committee in its sole discretion shall determine, but not less than one hundred percent (100%) of such Fair Market Value. After it is granted, no Stock Option may be amended to decrease the purchase price and no Stock Option may be granted in substitution for an outstanding Stock Option with a purchase price lower than the purchase price of an outstanding Stock Option. The Fair Market Value of a Share on a particular date shall be deemed to be the mean between the highest and lowest composite sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations, as reported for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the Shares were traded shall be the Fair Market Value.

(c) Permitted Restriction on Transfer of Option Shares.    At the time of the grant of a Stock Option, the Committee may determine that the Shares covered by such option shall be restricted as to transferability when and if such Shares are delivered upon exercise. If so restricted, such Shares shall not be sold, transferred or disposed of in any manner, and such Shares shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be communicated to the optionee in connection with the grant of the option to purchase such Shares.

(d) Terms Related to Exercise.

(i) Exercise Schedule. Subject to the requirements of paragraphs (A) and (B) below, each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine and communicate to the optionee in communicating the grant of the option.

(A)	No Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted.
(B)	No Stock Option shall vest or become exercisable with respect to any portion of the shares thereunder unless and until the recipient remains in the employment of the Company or a subsidiary for a period of at least one (1) year from the date of grant of the option (which provision shall not be construed to impair in any way the right of the Company or subsidiary to terminate such employment).

(ii) Cumulative Exercise Rights. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

(iii) Reload. No Stock Option may include provisions that “reload” the option upon exercise.

(iv) Termination of Employment and Subsequent Events.

(A) If the optionee’s employment with the Company is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three (3) months after such termination, provided that such option may be exercised only before its expiration and may be exercised within such three-month period only to the extent it was exercisable on the date of such termination.

(B) In the event an optionee dies while in the employ of the Company or dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised before expiration of its term by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the “Post-Death Exercise Period” (as hereinafter defined) to the extent exercisable by the optionee at the date of death. The Post-Death Exercise Period shall be a period commencing on the date of death and ending sixty (60) months after the date of death (or, if earlier, the date of termination of employment).

(C) If the optionee’s employment with the Company is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee’s employment with the Company is terminated for cause, his or her rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee’s employment is terminated without the consent of the Company or for cause.

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(D) Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as hereinafter defined) within one year after termination of employment for any reason other than retirement, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within one year following termination of employment for any reason other than retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment and ending three months following such termination. For purposes of this Section 5, “detrimental activity” means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.”

(v) Retirement and Subsequent Events.

(A) If the optionee’s employment with the Company is terminated due to retirement, such Stock Option shall be exercisable by such optionee at any time during the period of sixty (60) months after such termination or the remainder of the option period, whichever is less, provided that such option may be exercised after such termination and before expiration only to the extent that it is exercisable on the date of such termination. For purposes of this Section 5(d)(v), “retirement” shall mean termination of the optionee’s employment with the Company and all affiliates at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all affiliates.

(B) In the event an optionee dies during such extended exercise period, such Stock Option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the Post-Death Exercise Period to the extent exercisable by the optionee at the date of death and to the extent the term of the Stock Option has not expired within such Post-Death Exercise Period.

(C) Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined in Section 5(d)(iv)(D)) within five years after termination of employment by reason of retirement, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment by retirement and ending one year following such termination.

6.    Assignability of Stock Options

Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution. Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the recipient (except as otherwise provided in the Plan or in the documentation of the grant for Stock Options other than “incentive stock options”) only by the recipient for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder,

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whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect.

7.    Taxes

The Committee may make such provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Stock Options granted under the Plan. An optionee, subject to such rules as the Committee may prescribe from time to time, may elect to satisfy all or any portion of the tax required to be withheld by the Company in connection with the exercise of such option by electing to have the Company withhold a number of shares having a Fair Market Value on the date of exercise equal to or less than the amount required to be withheld. An optionee’s election pursuant to the preceding sentence must be made on or before the date of exercise and must be irrevocable.

8.    Reorganizations and Recapitalizations of the Company

(a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options granted hereunder.

(c) The Shares with respect to which Stock Options may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the Shares which are subject to the Stock Options or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares with respect to which Stock Options granted hereunder may thereafter be exercised shall:

(i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per Share shall be proportionately reduced; and

(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per Share shall be proportionately increased.

(d) If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of Shares as to which such Stock Options shall then be exercisable the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Common Stock of the Company equal to the number of Shares as to which such Stock Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, all outstanding Stock Options shall, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of

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such Stock Options, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the exercise during the thirty-day period next preceding such effective date of all Stock Options which are outstanding as of such date, whether or not otherwise exercisable.

(e) The Committee shall have the authority to determine whether this Section 8 applies to any transaction or event and to determine any adjustment or other action that it deems appropriate under this Section 8.

9.    Registration under Securities Act of 1933 and Exchange Listing

It is intended that the Stock Options and Shares covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any Shares are issued or transferred to satisfy the exercise of a Stock Option granted under the Plan, such Shares will have been listed (or listed subject to notice of issuance) on the New York Stock Exchange.

10.    Plan Term

The Plan shall be effective January 20, 2005, subject to approval within twelve (12) months from the effective date by the holders of a majority of the votes cast at a meeting of Company stockholders. In the event the Plan is not so approved, the Plan shall automatically terminate and be of no further force or effect. No Stock Options shall be granted pursuant to this Plan after January 20, 2015.

11.    Amendment or Termination

The Board of Directors may amend, alter, suspend or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders:

(a) if, except as contemplated by Section 8 of the Plan, the amendment would permit the decrease of the purchase price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower purchase price in exchange for the outstanding Stock Option; or

(b) if the amendment or alteration would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the New York Stock Exchange or such other securities exchange on which the Company’s Common Stock is listed.

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any option or right theretofore granted under the Plan.

12.    Government Regulations

Nothwithstanding any of the provisions hereof or of any Stock Option granted hereunder, the obligation of the Company or any subsidiary to sell and deliver Shares under such Stock Option or to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall not exercise or convert any option granted hereunder, and the Company or any subsidiary will not be obligated to issue any Shares or make any payments under any such option if the exercise thereof or if the issuance of such Shares or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority.

13.    Non-United States Participants

The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Stock Options shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

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Appendix 3

SCHLUMBERGER DISCOUNTED STOCK PURCHASE PLAN

(As Amended and Restated January 21, 1998)

Fifth Amendment

Schlumberger Limited, a Netherlands Antilles corporation, having heretofore adopted the Schlumberger Discounted Stock Purchase Plan, as amended and restated January 21, 1998, and thereafter amended (the “Plan”), and having reserved the right under Section 21 thereof to amend the Plan, does hereby amend the Plan, effective January 20, 2005, as follows:

The second sentence of Section 3 of the Plan is hereby amended to read as follows:

“Except as provided in Section 20 hereof, effective from and after January 20, 2005, the aggregate number of shares which may be issued under the Plan and authorized by this amendment shall not exceed 8,052,228, the sum of (i) the 2,052,228 shares of Common Stock available for issuance under this Plan on January 1, 2005 (prior to the issuance of any such shares attributable to the Purchase Period ending December 31, 2004) and (ii) the 6,000,000 shares of Common Stock authorized by this amendment.”

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Schlumberger Limited (Schlumberger N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders

P R O X Y

        The undersigned, having received the Notice and Proxy Statement of the Annual General Meeting of Stockholders and the 2004 Annual Report to Stockholders, hereby appoints Maike Bergervoet, Aede Gerbranda, Gerard C.A. Smeets and Willem van Bokhorst and each of them proxies, with power of substitution, to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting, all my (our) shares of record of Schlumberger Limited (Schlumberger N.V.) at the Annual General Meeting of Stockholders to be held at the Curaçao Marriott Beach Resort, Piscadera Bay, Willemstad, Curaçao, Netherlands Antilles on April 13, 2005, and at any adjournment or adjournments thereof.

If no other indication is made, the proxies will vote FOR the election of the director nominees and FOR Proposals 2, 3, 4, 5 and 6.

SEE REVERSE SIDE	Continued and to be signed on reverse side	SEE REVERSE SIDE

SCHLUMBERGER LIMITED

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/slb	OR	Vote-by-Telephone 1. Call toll-free: 1-877-PRX-VOTE (1-877-779-8683) If outside the Continental U.S., call collect on a touch-tone phone: 201-536-8073

If you vote over the Internet or by telephone, please do not mail your card.

Proxies voted by Telephone or Internet must be received by

11:59 P.M. EDT – April 12, 2005

☒	Please mark votes as in this example

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations. Directors recommend a vote FOR items 1, 2, 3, 4, 5, and 6.

1.

Election of 12 Directors

Nominees: (01) J. Deutch, (02) J.S. Gorelick, (03) A. Gould, (04) T. Isaac, (05) A. Lajous, (06) A. Lévy-Lang,
(07) M.E. Marks, (08) D. Primat, (09) T.I. Sandvold, (10) N. Seydoux, (11) L.G. Stuntz, (12) R. Talwar

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN

2.	Adoption and approval of Financials and Dividends	☐	☐	☐

3.	Adoption of Amendments to the Articles of Incorporation	☐	☐	☐

4.	Approval of Adoption of the Schlumberger 2005 Option Plan	☐	☐	☐

5.	Approval of Adoption of an Amendment to the Schlumberger Discounted Stock Purchase Plan	☐	☐	☐

6.	Approval of Independent Registered Public Accounting Firm	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

Please sign names exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Please sign, date and return in the enclosed envelope.

Signature:                                                   Date:                                 Signature:                                                   Date: